UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL TOWER HILL MINES LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

INTERNATIONAL TOWER HILL MINES LTD.

SUITE 2300, 1177 WEST HASTINGS STREET VANCOUVER, BC V6E 2K3

TEL: 604-683-6332

FAX: 604-408-7499

NOTICE OF 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held May 24, 2017

To the Shareholders of INTERNATIONAL TOWER HILL MINES LTD.:

NOTICE IS HEREBY GIVEN that the 2017 Annual General Meeting (the “Meeting”) of the shareholders of International Tower Hill Mines Ltd. (the “Company”) will be held at the offices of McCarthy Tetrault LLP, Suite 2400 - 745 Thurlow Street, Vancouver, British Columbia, on Wednesday, May 24, 2017, at the hour of 9:00 a.m. (Vancouver time), for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2016 (with comparative statements relating to the preceding fiscal period) together with the report of the auditor thereon;

2.	To fix the number of Directors of the Company at eight (8);

3.	To elect the eight (8) persons named in the Company’s Information Circular/Proxy Statement as Directors, to hold office until the next annual shareholders’ meeting or until each such Director’s successor is elected and qualified;

4.	To appoint PricewaterhouseCoopers, LLP as auditors/independent registered public accountants of the Company for the fiscal year ending December 31, 2017 and to authorize the Directors to fix the auditors’ remuneration;

5.	To conduct an advisory vote on the compensation of the named executive officers;

6.	To consider and, if thought appropriate, approve the issuance of common shares to Thomas Irwin (former CEO) as a one-time payment associated with his transition to Senior Advisor;

7.	To consider and, if thought appropriate, to pass, with or without variation, an ordinary resolution to approve the Company’s 2017 Deferred Share Unit Incentive Plan and all unallocated deferred share units issuable pursuant to such plan; and

8.	To transact any other business that may properly come before the Meeting and any postponements or adjournments thereof.

The Company has fixed the close of business on April 4, 2017 as the record date for the determination of shareholders who are entitled to receive notice of, and to vote at, the Meeting. The transfer books of the Company will not be closed. Only shareholders of record as of the close of business on April 4, 2017 are entitled to receive notice of and to vote at the Meeting and any postponements or adjournments thereof. The accompanying Information Circular/Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and is incorporated into this notice. It is important that your common shares are represented and voted at the Meeting. For that reason, whether or not you expect to attend in person, please vote your common shares by mail, telephone or through the Internet as detailed in the Information Circular/Proxy Statement, Notice and Access Notice and Proxy/Voting Instruction Form.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Marla Ritchie
Marla Ritchie,
Corporate Secretary

Vancouver, British Columbia, Canada

April    , 2017

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders to be Held on May 24, 2017:

The Proxy Statement and 2016 Annual Report to Shareholders are available at the Company’s website: www.ithmines.com

INTERNATIONAL TOWER HILL MINES LTD.

INFORMATION CIRCULAR/PROXY STATEMENT

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

INTERNATIONAL TOWER HILL MINES LTD.

SUITE 2300, 1177 WEST HASTINGS STREET VANCOUVER, BC V6E 2K3

TEL: 604-683-6332

FAX: 604-408-7499

INFORMATION CIRCULAR/PROXY STATEMENT

2017 Annual General Meeting

(Information is as at April 4, 2017 except as indicated)

This information circular/proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of INTERNATIONAL TOWER HILL MINES LTD. (the “Company”) for use at the 2017 Annual General Meeting of Shareholders (the “Meeting”) to be held at the offices of McCarthy Tetrault LLP, Suite 2400 - 745 Thurlow Street, Vancouver, British Columbia, on Wednesday, May 24, 2017, at the hour of 9:00 a.m. (Pacific Daylight Time), or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy/voting instruction form are first being sent to shareholders beginning on or about April 12, 2017.

All dollar amounts used herein are in U.S. dollars unless otherwise noted. References to C$ or CAD represent amounts denominated in Canadian dollars.

At the Meeting, shareholders will vote on the following matters, as well as any other business properly brought before the meeting:

•	Proposal One: To fix the number of Directors for the time being at eight (8). The Board recommends a vote FOR this proposal.

•	Proposal Two: To elect as Directors the eight (8) nominees named in this Proxy Statement. The Board recommends a vote FOR each of these nominees.

•	Proposal Three: To appoint PricewaterhouseCoopers, LLP as the Company’s auditors/independent registered public accountants for the fiscal year ending December 31, 2017 and to authorize the Directors to fix the auditors’ remuneration. The Board recommends a vote FOR this proposal.

•	Proposal Four: To provide advisory approval of the compensation of the Company’s named executive officers. The Board recommends a vote FOR this proposal.

•	Proposal Five: To approve the issuance of an aggregate of 265,454 Common Shares to Thomas Irwin, the Company’s former CEO, as a one-time payment associated with his transition to Senior Advisor. The Board recommends a vote FOR this proposal.

•	Proposal Six: To approve the Company’s 2017 Deferred Share Unit Incentive Plan and all unallocated deferred share units issuable pursuant to such plan. The Board recommends a vote FOR this proposal.

VOTING AT THE ANNUAL GENERAL MEETING

The only voting securities of the Company are its shares of no par value common stock (the “Common Shares”). Only holders of record of Common Shares at the close of business on April 4, 2017 (the “Record Date”), the date selected as the Record Date by the Board, are entitled to receive notice of and to vote at the Meeting. The holders of Common Shares are entitled to one vote per share on each matter submitted to a vote of the shareholders. The Common Shares will vote together as a single class on all matters to be considered at the Meeting. At the close of business on April 4, 2017, 162,186,972 Common Shares were outstanding and entitled to vote.

On a show of hands, every individual who is present as a registered shareholder or as a duly appointed representative of one or more registered corporate shareholders will have one vote, and on a poll every registered shareholder present in person or represented by a validly appointed proxyholder, and every person who is a duly appointed representative of one or more corporate registered shareholders, will have one vote for each Common Share registered in the name of the shareholder on the list of shareholders, which is available for inspection during normal business hours at Computershare Investor Services Inc. and will be available at the Meeting. Shareholders represented by proxyholders are not entitled to vote on a show of hands.

Two or more holders of an aggregate of 5% of the issued and outstanding Common Shares entitled to vote at the Meeting and who are present, in person or by proxy, will constitute a quorum for the transaction of business at the Meeting or any adjournment or postponement thereof. Abstentions and broker non-votes are counted as present to determine whether there is a quorum for the Meeting. A broker non-vote occurs if a shareholder does not provide the record holder of their shares (usually a bank, broker or other nominee) with voting instructions on a matter and the record holder does not have discretionary voting authority to vote on the matter without instructions from such shareholder.

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Subject to the Company’s Majority Voting in Director Elections Policy (see “Committees of the Board – Corporate Governance and Nominating Committee – Majority Voting Policy” on page       ):

(a)	if the number of Directors fixed for the time being by the shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a Director by virtue of receiving at least one vote “For”; and

(b)	if the number of Directors fixed for the time being by the shareholders is less than the number of nominees standing for election as a Director, then the number of nominees equal to the number of Directors fixed for the time being who receive the highest proportion of votes cast will be elected as Directors.

The allowable votes with respect to the election of Directors (Proposal Two) are “For” and “Withhold”. “Withhold” votes are only relevant in connection with the Company’s Majority Voting in Director Elections Policy (see “Committees of the Board – Corporate Governance and Nominating Committee – Majority Voting Policy” on page       ). Directors are elected individually, and cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors.

With respect to the appointment of the auditors (Proposal Three), the allowable votes are “For” and “Withhold”. “Withhold” votes do not represent “Against” votes. Accordingly, a single vote “For” will be sufficient to appoint PricewaterhouseCoopers LLP, who are proposed by the Company’s Audit Committee for appointment as the Company’s auditors/independent registered public accountants for the fiscal year ending December 31, 2017.

With respect to fixing the number of Directors (Proposal One), providing advisory approval of the compensation of the named executive officers (Proposal Four), approval of the issuance of Common Shares to Thomas Irwin (Proposal Five) and the approval of the Company’s 2017 Deferred Share Unit Incentive Plan (Proposal Six), a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on the proposal is required to approve the matter.

For all Proposals, abstentions and broker non-votes will be counted as present at the Meeting, but will not have any effect on the outcome of these matters.

The holders of Common Shares are not entitled to appraisal or dissenters’ rights with respect to any of the matters to be considered at the Meeting.

REVOCABILITY OF PROXY

In addition to revocation in any other manner permitted by law, you may revoke an executed and deposited proxy by (a) except to the extent otherwise noted on such later proxy, signing a new proxy bearing a later date and depositing it at the place and within the time required for the deposit of proxies, (b) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed, as set out in the notes to the proxy) and either depositing it at the place and within the time required for the deposit of proxies or with the Chairman of the Meeting on the day of the Meeting prior to the commencement of the Meeting, or (c) registering with the scrutineer at the Meeting as a registered shareholder present in person and indicating you wish to revoke any previously deposited proxy, whereupon any proxy previously executed and deposited by such registered shareholder will be deemed to have been revoked.

Only registered shareholders have the right to revoke a proxy. If you are not a registered shareholder and you wish to change your vote you must, at least seven (7) days before the Meeting, arrange for the intermediary which holds your Common Shares to revoke the proxy given by them on your behalf.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

PERSONS MAKING THE SOLICITATION AND SOLICITATION COSTS

The enclosed proxy is solicited by the Board. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made, without special compensation, by the Company’s officers or employees. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for their reasonable out-of-pocket expenses incurred in forwarding proxy materials and obtaining authorization from their principals to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents. Except as detailed under “Non-Registered Shareholders” below, all costs of the solicitation of proxies will be borne by the Company. None of the directors have advised that they intend to oppose any action intended to be taken by the Company as set forth in this Proxy Statement.

The contents and the sending of this Proxy Statement have been approved by the Board.

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PROXY INSTRUCTIONS

The persons named in the accompanying proxy are current directors or officers of the Company. If a shareholder wishes to appoint some other person (who need not be a shareholder) to represent that shareholder at the Meeting the shareholder may do so, either by striking out the printed names and inserting the desired person’s name in the blank space provided in the proxy or by completing another proper proxy, and in either case delivering the completed and executed proxy to the Company’s transfer agent, Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, by not later than 4:30 p.m. (Pacific Daylight Time) on Thursday, May 18, 2017 or, in the event the Meeting is postponed or adjourned, not less than two (2) business days prior to the day set for the recommencement of such postponed or adjourned Meeting. Proxies delivered after such times will not be accepted or acted upon.

To be valid, the proxy must be dated and be signed by the shareholder or by a duly appointed attorney for such shareholder, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer. If a proxy is signed by a person other than the registered shareholder, or by an officer of a registered corporate shareholder, the Chair may require evidence of the authority of such person to sign before accepting such proxy.

THE SHARES REPRESENTED BY A PROXY WILL BE VOTED OR WITHHELD FROM VOTING BY THE PROXY HOLDER IN ACCORDANCE WITH THE INSTRUCTIONS OF THE PERSON APPOINTING THE PROXYHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF A CHOICE HAS BEEN SPECIFIED WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED ACCORDINGLY.

If a choice with respect to such matters is not specified or if more than one choice has been specified for the same proposal, the person appointed proxyholder will vote the securities represented by the proxy as recommended by the Board. These recommendations are: FOR fixing the number of directors at eight, FOR election of all of the nominees for director named in this Proxy Statement, FOR the appointment of PricewaterhouseCoopers, LLP as the Company’s auditor/independent registered public accountants for the fiscal year ending December 31, 2017, FOR approval, on a non-binding advisory basis, of the compensation of the named executive officers, FOR approval of the issuance of Common Shares to Thomas Irwin and FOR approval of the Company’s 2017 Deferred Share Unit Incentive Plan.

The enclosed proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the person(s) appointed proxyholder(s) thereunder to vote with respect to any amendments or variations of matters identified in the notice of Meeting or any other matters which may properly come before the Meeting. At the time of the printing of this Proxy Statement, the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

NON-REGISTERED SHAREHOLDERS

The information set out in this section is important to many shareholders as a substantial number of shareholders do not hold their Common Shares in their own name.

Only registered shareholders or duly appointed proxyholders for registered shareholders are permitted to vote at the Meeting. Most of the shareholders of the Company are “non-registered” shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of (or the name of a nominee of) the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered shareholder in respect of Common Shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either (a) in the name of an intermediary (the “Intermediary”) that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited in Canada or Depositary Trust and Clearing Corporation in the United States) of which the Intermediary is a participant. In accordance with the “Notice and Access” provisions of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed Proxies/Voting Instruction Forms together with a notice with information on how Non-Registered Holders may access the Notice of Meeting and Proxy Statement electronically (collectively referred to as the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use third-party independent service companies to forward the Meeting Materials to Non-Registered Holders. Generally, if you are a Non-Registered Holder and you have not waived the right to receive the Meeting Materials you will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted to the number of Common Shares beneficially owned by you, but which is otherwise not complete. Because the Intermediary has already signed the proxy, this proxy is not required to be signed by you when submitting it. In this case, if you wish to submit a proxy you should otherwise properly complete the executed proxy provided and deposit it with the Company’s Registrar and Transfer Agent, Computershare Investor Services Inc., as provided above; or

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(b)	more typically, a Non-Registered Holder will be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form” or “voting instruction form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy accompanied by a page of instructions that contains a removable label containing a bar-code and other information. In order for the proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the proxy, properly complete and sign the proxy and return it to the Intermediary or its service company (not the Company or Computershare Investor Services Inc.) in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares that they beneficially own. If you are a Non-Registered Holder and you wish to vote at the Meeting in person as proxyholder for the Common Shares owned by you, you should strike out the names of the management designated proxy holders named in the proxy authorization form or voting instruction form and insert your name in the blank space provided. In either case, you should carefully follow the instructions of your Intermediary, including when and where the proxy authorization form or voting instruction form is to be delivered.

The Meeting Materials are being sent to both registered shareholders and Non-Registered Holders who have not objected to the Intermediary through which their Common Shares are held disclosing ownership information about themselves to the Company (“NOBO’s”). If you are a NOBO, and the Company or its agent has sent these materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary on your behalf.

If you are a Non-Registered Holder who has objected to the Intermediary through which your Common Shares are held disclosing ownership information about you to the Company (an “OBO”), you should be aware that the Company does not intend to pay for Intermediaries to forward the Meeting Materials, including proxies or voting information forms, to OBO’s and therefore an OBO will not receive the Meeting Materials unless that OBO’s Intermediary assumes the cost of delivery.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Proxy Statement, none of the current directors or executive officers, no proposed nominee for election as a director, none of the persons who have been directors or executive officers since the commencement of the Company’s last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

PROPOSAL ONE – FIXING NUMBER OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board, which is currently comprised of six (6) members.

Pursuant to an Investor Rights Agreement dated December 28, 2016 between Paulson & Co. Inc. (“Paulson”) and the Company (“IRA”), the Company has agreed with Paulson that, so long as Paulson, together with its Affiliates, owns in the aggregate 20% or more of the issued and outstanding Common Shares, Paulson is entitled to designate two (2) nominees for election to the Board. Paulson currently beneficially owns 55,487,842 Common Shares, representing approximately 34.2% of the currently outstanding Common Shares, and is therefore entitled to nominate two (2) persons for election to the Board. Under the IRA, the Company also agreed to increase the size of the Board to eight (8) persons, including the two (2) nominees of Paulson.

In addition, under the IRA, the Company is required to use its commercially reasonable efforts to obtain shareholder approval for the election of each nominee of Paulson as a director, including by soliciting proxies in favor of each such nominee.

Accordingly, management intends to place before the meeting for approval, with or without modification, Proposal One, being a resolution fixing the number of directors for the time being at eight (8). It is therefore anticipated that there will be eight (8) directors to be elected at the Meeting.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on the proposal is required to fix the number of directors for the time being at eight (8). The allowable votes with respect to Proposal One are “For,” “Against” and “Withhold”. Abstentions (withholds) and broker non-votes are not relevant to and will have no effect on Proposal One.

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THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL ONE.

PROPOSAL TWO – ELECTION OF DIRECTORS

The directors of the Company are elected at each annual meeting of the shareholders and hold office until the next annual general meeting or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act (British Columbia) (“BCBCA”). Since the 2016 Annual General Meeting of Shareholders, no fees were paid to any third party to identify or evaluate a potential director nominee.

Information concerning the nominees for election as directors is set forth below under “Directors and Officers.” In the absence of instructions to the contrary, the Common Shares represented by proxies will be voted FOR each of the nominees listed below. Management does not contemplate that any of the nominees will be unable to serve as a director. Six of the nominees are current directors of the Company.

Vote Required for Approval

Subject to the Company’s Majority Voting in Director Elections Policy (see “Committees of the Board – Corporate Governance and Nominating Committee – Majority Voting Policy” on page      ):

(a)	if the number of Directors fixed for the time being by the shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a Director by virtue of receiving at least one vote “For”; and

(b)	if the number of Directors fixed for the time being by the shareholders is less than the number of nominees standing for election as a Director, then the number of nominees equal to the number of Directors fixed for the time being who receive the highest proportion of votes cast will be elected as Directors.

The allowable votes with respect to the election of Directors (Proposal Two) are “For” and “Withhold”. “Withhold” votes are only relevant in connection with the Company’s Majority Voting in Director Elections Policy (see “Committees of the Board – Corporate Governance and Nominating Committee – Majority Voting Policy” on page       ). Directors are elected individually, and cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND OFFICERS

The following table set forth certain information with respect to current directors and executive officers of the Company as of April 4, 2017.

Name and Residence	Age	Position	Director Since	Current or Former Public Company Directorships	Stock Exchange

Anton J. Drescher British Columbia, Canada	60	Director	October 1, 1991	Corvus Gold Inc. (current)
Oculus VisionTech Inc. (current)
Ravencrest Resources Inc. (current)
River Wild Exploration Inc. (current)
Trevali Mining Corporation (current)
Xiana Mining Inc. (current)
				KazaX Minerals Inc. (former)	TSX TSXV CSE CSE TSX TSXV TSXV

John J. Ellis Nevada, USA	81	Director	February 1, 2014	Mexivada Mining Corp. (former) Sunshine Silver Mines Corp. (current)	TSXV Unlisted

Mark R. Hamilton Alaska, USA	72	Director	November 17, 2011	Alaska Air Group, Inc. (former)	NYSE

Marcello Kim Huh New York, USA	30	Director, Chair of the Board	December 28, 2016	Midas Gold Corp. (current)	TSX

Stephen A. Lang Missouri, USA	61	Director, Lead Independent Director	February 1, 2014	Allied Nevada Gold Corp. (former) Centerra Gold Corp. (current) Timmins Gold Corp. (current)	TSX, NYSE MKT TSX TSX, NYSE MKT

Thomas S. Weng New Jersey, USA	48	Director	August 5, 2013	Scorpio Mining Corporation (former) East Asia Minerals Corporation (former) Jaguar Mining Inc. (current)	TSXV TSXV TSXV

David A. Cross British Columbia, Canada	41	Chief Financial Officer	N/A	Sierra Iron Ore Corporation (former) Northern Lights Resources Corp. (former) Victory Resources Corporation (current)	TSXV CSE TSXV

Karl L. Hanneman Alaska, USA	59	Chief Executive Officer	N/A	Northrim BanCorp, Inc. (current)	NASDAQ

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Nominees for the Board:

The directors of the Company are elected at each annual meeting of the shareholders and hold office until the next annual general meeting or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the BCBCA. The following is a brief biographical description of each director nominee, which includes a discussion of the skills and attributes held by each director, and that, in part, led the Corporate Governance and Nominating Committee (“CGNC”) to conclude that each respective director should continue to serve as a member of the Board. All of the current members of the Board are standing as nominees for re-election.

New Nominees

Victor Flores - Victor Flores is a Partner at Paulson and Co-Portfolio Manager of the PFR Gold Fund, and has been responsible for Paulson’s gold mining investments since November of 2009. Prior to that he was a Managing Director and Senior Gold Analyst with HSBC Securities (USA) from March 1998 through November 2009 and served as Portfolio Manager and Analyst at US Global Investors from January 1988. He is a graduate of the University of Texas at Austin, where he earned both a Bachelor of Science Degree in Geological Sciences and a Master’s Degree in Energy and Mineral Resources. He achieved the Chartered Financial Analyst designation in 1992. Mr. Flores currently also sits on the board of directors of Midas Gold Corporation. Mr. Flores is one of the two (2) nominees entitled to be put forward by Paulson under the IRA. Mr. Flores’ extensive experience in the gold industry and position with Paulson, the Company’s largest shareholder, enable him to provide valuable counsel to the Company.

Marcelo Kim – Mr. Kim has been a Partner at Paulson since 2011, where he oversees natural resource investments, specializing in gold, base metals, bulk commodities and oil & gas. Prior to that, commencing in 2009, he was a generalist analyst covering event arbitrage investment opportunities across broad sectors and capital structures. He is a graduate of Yale University, where he received his BA in Economics with honors and currently also sits on the board of directors of Midas Gold Corporation. Mr. Kim has served on the Board, and as Chair of the Board, since December 28, 2016 and is one of the two (2) nominees entitled to be put forward by Paulson under the IRA. Mr. Kim’s extensive experience in the gold industry and position with Paulson, the Company’s largest shareholder, enable him to provide valuable counsel to the Company.

Thomas E. Irwin - Mr. Irwin was the Chief Executive Officer of the Company from January 1, 2014 until January 31, 2017, when he transitioned to Senior Advisor. Prior to that he was the Vice President of the Company from August 2012 to December 2013, and was Alaska General Manager from January 2012 to August 2012. Mr. Irwin joined the Company in March 2011. Mr. Irwin has over 40 years of experience in the natural resource industry constructing, optimizing, operating and permitting major mining projects with companies such as Amax Gold and Kinross Gold. Prior to joining the Company, he served as the Commissioner of the Alaska Department of Natural Resources for over six years. Prior to his role with the Alaska Department of Natural Resources, Mr. Irwin held senior positions at Kinross Gold’s Fort Knox mine located 40 miles southeast of the Company’s Livengood Gold Project. From 2001 to 2003, he served as Vice President, Business Development for Fairbanks Gold Mining Inc., a subsidiary of Kinross Gold, responsible for new project permitting, business development and governmental and public relations as related to Kinross activities in Alaska. Prior to his role as Vice President, Business Development, he served as General Manager of the Fort Knox mine from 1999 to 2001. From 1996 to 1999, he served at the Fort Knox mine as the Operations Manager responsible for mine start-up and operation and, from 1992 to 1996, he was Vice-President of Fairbanks Gold Mining, Inc., responsible for engineering at Fort Knox during mine design. Prior to his work at Fort Knox, Mr. Irwin was General Manager of Amax Gold’s Sleeper Mine in Nevada and Manager of the Climax Molybdenum Mine in Colorado. Mr. Irwin has a degree in Mineral Engineering-Chemistry from the Colorado School of Mines. The CGNC determined to nominate Mr. Irwin for election to the Board due to his extensive knowledge of the Company, his familiarity with the Livengood Project and his significant experience in the gold mining industry in Alaska, together with his leadership experience with other mining companies.

Continuing Directors

Anton J. Drescher – Mr. Drescher has been a Certified Management Accountant since 1981. He is currently (since 2007) a director of Trevali Mining Corporation, a public mining company listed on the TSX, a director (since 2010) of Corvus Gold Inc., a public mineral exploration company listed on the TSX, a director (since 1996) and Chief Financial Officer (since 2012) of Xiana Mining Inc. (formerly Dorato Resources Inc.), a public mineral exploration company listed on the TSXV, President (since 2010) and director of Ravencrest Resources Inc., a public mineral exploration company listed on the CSE, and the Chief Financial Officer and a director (since 1994) of Oculus VisionTech Inc., a public company involved in watermarking of film and data and listed on the TSXV and the OTC Bulletin Board, and a former director (2012 – 2013) of KazaX Minerals Inc., a public mineral exploration company listed on the TSXV. Mr. Drescher is also the President (since 1979) of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations and the President (since 1998) of Harbour Pacific Capital Corp. a private company involved in regulatory filings for businesses in Canada. Mr. Drescher has served on the Board since 1991, and the CGNC determined to nominate Mr. Drescher for re-election to the Board due to his significant financial and accounting experience together with his director experience with other mining and mineral exploration companies.

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John J. Ellis – Mr. Ellis is a Professional Engineer (B.C.) with over 50 years of experience in the mining industry. He currently serves as a Director of Sunshine Silver Mines Corporation (since September 2011) and is involved in consulting for a number of international mining companies. Mr. Ellis previously served as Chairman and CEO of AngloGold North America Inc. and Hudson Bay Mining and Smelting Company and as a director of Mexivada Mining Corp. (July 2008 – December, 2015). Prior to that, he held senior positions at Inspiration Resources Corp., and CVRD-Inco. His career has included service as a Director of the Mining Association of Canada and of the National Mining Association. Mr. Ellis graduated from the Haileybury School of Mines and the Montana College of Science and Technology. Mr. Ellis has served on the Board since February 2014, and the CGNC determined to nominate Mr. Ellis for re-election to the Board due to his significant technical experience together with his director experience with other mining and mineral exploration companies.

Mark R. Hamilton –Mr. Hamilton is a retired U.S. Major-General and has served as the President Emeritus of the University of Alaska since 2010. From 1998 to 2010, Mr. Hamilton was the President of the University of Alaska. Mr. Hamilton received a BSc from the U.S. Military Academy and a Master’s degree in English Literature from Florida State University. He graduated from the Armed Forces Staff College and the U.S. Army War College. Mr. Hamilton is the recipient of the U.S. Armed forces highest peacetime award, the Distinguished Service Medal. His previous board experience includes: Member of the board of directors of Alaska Air Group, Inc. (2001–2011), where he served on the Audit and Safety Committees; Member of the board of directors of BP America (2007–2009) and Member of the board of directors and Chairman for seven years of the Alaska Aerospace Corporation. He is currently a consultant in the areas of education and public policy. Mr. Hamilton has served on the Board since November 2011, and the CGNC determined to nominate Mr. Hamilton for re-election to the Board due to his esteemed service provided to, and experience working in, the State of Alaska, the jurisdiction in which the Company’s Livengood Gold Project is located, as well as his prior board and board committee experience.

Stephen A. Lang – Mr. Lang is a Mining Engineer with over 30 years of experience in the mining industry. He currently serves as Chairman of Centerra Gold Inc. (since May 2012). Previously, Mr. Lang was President and CEO and a member of the board of directors of Centerra Gold Inc. (from 2008 to 2012) and of Allied Nevada Gold Corporation (from 2013 to 2015). Prior to that, he held senior positions at Stillwater Mining Company, Barrick Gold Corporation, Rio Algom and Kinross Gold/Amax. Mr. Lang earned a Bachelor and Masters of Science in Mining Engineering from the University of Missouri-Rolla. Mr. Lang has served on the Board since February 2014, and the CGNC determined to nominate Mr. Lang for re-election to the Board due to his significant experience in the mining industry together with his director and leadership experience with other mining companies.

Thomas S. Weng – Mr. Weng has more than 25 years of experience in the financial services sector. Mr. Weng is currently Co-Founding Partner with Alta Capital Partners, a provider of investment banking services (since February 2011). From February 2007 to January 2011, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and Latin America, across all industry segments. Prior to 2007, Mr. Weng held various senior positions at Pacific Partners, an alternative investment firm, and Morgan Stanley and Bear Stearns. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics. Mr. Weng has served on the Board since August 2013, and the CGNC determined to nominate Mr. Weng for re-election to the Board due to his significant financial experience together with his advisory experience in the metals and mining space.

Executive Officers:

The executive officers of the Company are appointed by and serve at the pleasure of the Board and hold office until the expiration of their employment agreement, if such officer has entered into an employment agreement with the Company, or their earlier death, retirement, resignation or removal. The following is a brief biographical description of each current executive officer of the Company.

David A. Cross, CPA, CGA – Mr. Cross has been the Chief Financial Officer of the Company since May 11, 2015. Mr. Cross is a partner in the firm of Cross Davis & Company, LLP, Chartered Professional Accountants, an accounting firm focused on providing accounting, management services and guidance related to accounting policies, corporate governance and financial regulatory requirements for publicly listed companies reporting under both IFRS and US GAAP. Cross Davis provides corporate accounting support to the Company under a consulting agreement. Mr. Cross began his accounting career at a Chartered Accountant firm in 1997 and obtained his CGA designation in 2004. Mr. Cross’ past experience consists of officer, director and senior management positions, including five years at Davidson & Company LLP, Chartered Accountants, where he spent time as a Manager, a member of their Technical Accounting Committee and a member of their IFRS Committee. He is also the CFO of Interconnect Ventures Corporation, Colombian Mines Corporation and Wealth Minerals Ltd., all public junior natural resource exploration companies listed on the TSXV. Mr. Cross holds a BCIT diploma in Financial Management and is a Chartered Professional Accountant and a Certified General Accountant.

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Karl L. Hanneman - Mr. Hanneman has been the Chief Executive Officer of the Company since January 31, 2017. Prior to that he was the Chief Operating Officer of the Company since March 26, 2015 and was, prior to that, the General Manager for the Company. Mr. Hanneman has been with the Company since May 2010, during which time he was responsible for assembling the Alaska team and served as the Livengood Gold Project Manager. Mr. Hanneman has more than 30 years of Alaska-based mining industry experience including 12 years for Teck Resources Limited, where he served as Alaska Regional Manager throughout the period of underground exploration, feasibility study, project design, and permitting at Pogo, and then as Director, Corporate Affairs, Alaska for Teck, serving as the senior corporate representative in Alaska supporting both the Red Dog and Pogo Mines. Mr. Hanneman has been involved in industry leadership positions throughout his career as President, Council of Alaska Producers; President, Alaska Miners Association; Governor’s appointee to the Alaska Minerals Commission; Director, Resource Development Council; and Director, Fairbanks Chamber of Commerce. Mr. Hanneman has a B. S. Degree in Mining Engineering, magna cum laude, from the University of Alaska.

Involvement in Certain Legal Proceedings/Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as disclosed below:

1.	No director, nominee or executive officer of the Company has been involved in any of the events described by Item 401(f) or Item 103 of Regulation S-K during the past ten years.

2.	No proposed director is, as at the date of this Proxy Statement, or has been within ten years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, the term “order” means:

(a)	a cease trade order;

(b)	an order similar to a cease trade order; or

(c)	an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days.

John J. Ellis was a director of Royal Coal Corp., a public natural resource company listed on the TSXV. On May 9, 2012, after Mr. Ellis ceased as a director, the BC Securities Commission issued a cease trade order against Royal Coal Corp. for failure to file audited financial statements for the period ended December 31, 2011 during which period Mr. Ellis served as a director. Subsequently, similar cease-trade orders were also issued by the Alberta, Manitoba and Ontario Securities Commissions. The cease trade orders all remain in effect.

3.	No proposed director:

(a)	is, as at the date of this Proxy Statement, or has been within the ten years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while such person was acting in such capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

(b)	has, within ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or has a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Stephen A. Lang was a director of Allied Nevada Gold Corp. (now “Hycroft Mining Corporation”) which, together with certain of its domestic direct and indirect subsidiaries, filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on March 10, 2015. Effective October 22, 2015, Allied Nevada Gold Corp has completed its financial restructuring process and has emerged from Chapter 11. Mr. Lang resigned as a director on October 8, 2015.

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4.	No proposed director has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in deciding whether to vote for a proposed director.

In December 1987, pursuant to a decision of the British Columbia Securities Commission, Anton J. Drescher, a current director of the Company, was denied statutory exemptions for a 24 month period as consequence of failing to carry out adequate due diligence in the preparation of an offering document for Banco Resources Ltd. As result of this decision, Mr. Drescher received a 6 month suspension from the Certified Management Consultants of British Columbia.

On March 10, 2010, the TSX Venture Exchange, Inc. (“TSXV”) rendered a decision with respect to a review concerning certain unauthorized loans by Xiana Mining Inc. (formerly “Dorato Resources Inc.”) to Trevali Mining Corporation. As part of its decision, the TSXV required Mr. Drescher (who was a director of Xiana at the relevant time) to seek prior written approval from the TSXV should he propose to be involved with any other TSXV listed issuer as a director and/or officer. On May 14, 2010, the TSX, upon review of the TSXV’s decision, required Mr. Drescher to seek approval from the TSX should he propose to be involved with any other TSX listed issuers as a director and/or officer. In addition, the TSX required Mr. Drescher to inform the TSX of any future actions commenced against him by any regulatory entity. Subsequently, Mr. Drescher applied to the TSX for reconsideration of the abovementioned restrictions and, on May 1, 2013, the TSX agreed to remove all such restrictions.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

NYSE MKT Corporate Governance

The Common Shares are listed on the NYSE MKT. Section 110 of the NYSE MKT Company Guide permits the NYSE MKT to consider the laws, customs and practices of foreign issuers in relaxing certain NYSE MKT listing criteria, and to grant exemptions from NYSE MKT listing criteria based on these considerations. Currently, in respect to certain matters discussed below, the Company follows Canadian practices that differ from the requirements of the NYSE MKT. The Company posts on its website at www.ithmines.com a description of the significant ways in which the Company’s governance practices differ from those followed by domestic companies pursuant to NYSE MKT standards. The contents of the Company’s website are not incorporated into this report and the reference to such website is intended to be an inactive textual reference only.

A description of the significant ways in which the Company’s governance practices differ from those followed by U.S. domestic companies pursuant to NYSE MKT standards is as follows:

Shareholder Meeting Quorum Requirement: The NYSE MKT minimum quorum requirement for a shareholder meeting is one-third of the outstanding shares of common stock. In addition, a company listed on NYSE MKT is required to state its quorum requirement in its bylaws. The Company’s quorum requirement is set forth in its articles. The Company’s articles provide that the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at a meeting. The Company obtained an exemption from the NYSE-MKT quorum requirements upon its initial listing.

Shareholder Approval Requirements: NYSE MKT requires a listed company to obtain the approval of its shareholders for certain types of securities issuances, including private placements that may result in the issuance of common shares (or securities convertible into common shares) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares. In general, there is no such requirement under British Columbia law or under the rules of the TSX unless the transaction results in a change of control or will result in the issuance of issuance of common shares (or securities convertible into common shares) equal to an aggregate of 25% or more of presently outstanding shares at a price less than the market price in any three-month period. The Company will seek, and has previously obtained, a waiver from NYSE MKT’s shareholder approval requirements in circumstances where the securities issuance does not trigger such a requirement under British Columbia law or under the rules of the TSX.

The NYSE MKT Company Guide also provides that shareholder approval is required for the participation of directors and officers in a private placement pursuant to which the issuance of common shares to such officers and directors at a discount to market is considered an equity compensation arrangement. Under applicable British Columbia law or under the rules of the TSX, shareholder approval is not generally required in respect of a private placement to directors and officers of the issuer unless, during any six month period, securities are issued to insiders entitling them to purchase more than 10% of the number of listed securities outstanding, on a non-diluted basis, prior to the completion of the first private placement to an insider during such period. As shareholder approval was not required in Canada in respect of certain private placements carried out by the Company in which directors and officers participated, the Company was granted exemptions from the requirements of the NYSE MKT Company Guide pursuant to Section 110 thereof.

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The foregoing is consistent with the laws, customs and practices in Canada.

Statement of Corporate Governance Practices

The Board is committed to sound corporate governance practices that are both in the interest of its shareholders and contribute to effective and efficient decision making. The Company has reviewed its corporate governance practices in light of National Policy 58- 201 Corporate Governance Guidelines (“NP 58-201”) of the Canadian Securities Administrators. In certain cases, the Company’s practices comply with the guidelines; however, the Board considers that some of the guidelines are not suitable for the Company at its current stage of development and therefore these guidelines have not been adopted. National Instrument 58 101 (“NI 58-101”) of the Canadian Securities Administrators mandates disclosure of corporate governance practices for non-Venture Issuers in Form 58-101F1, which disclosure is set out below.

Board Mandate and Oversight of Risk Management

The Board has not adopted a written mandate. At this stage of the Company’s development, the Board does not believe it is necessary to adopt a written mandate as sufficient guidance is found in the applicable corporate legislation and regulatory policies. The mandate of a board of directors, as prescribed by the BCBCA, is to manage or supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. In doing so, the Board oversees the management of the Company’s affairs directly and through the operation of its standing committees. In fulfilling its mandate, the Board, among other matters, is responsible for reviewing and approving the Company’s overall business strategies and its annual business plan; reviewing and approving the annual corporate budget and forecast; reviewing and approving significant capital investments outside the approved budget; reviewing major strategic initiatives to ensure that the Company’s proposed actions are in accordance with its stated shareholder objectives; reviewing succession planning; assessing management’s performance; reviewing and approving the financial statements, reports and other disclosures issued to shareholders; ensuring the effective operation of the Board; and safeguarding shareholders’ equity interests through the optimum utilization of the Company’s capital resources. The Board also takes responsibility for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable.

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board relies upon the CEO to supervise day-to-day risk management. The CEO reports directly to the Board and certain Board committees on such matters, as appropriate.

The Board delegates certain oversight responsibilities to its Committees. For example, the Audit Committee is primarily responsible for the integrity of the Company’s internal controls over financial reporting and management information systems and for the Company’s policies regarding corporate disclosure and communications.

Director Independence

A director of a company is considered “independent” of an issuer within the meaning of NP 58-201 if he or she has no direct or indirect “material relationship” with that issuer. A “material relationship” is a relationship which could, in the view of the issuer’s board of directors, reasonably interfere with the exercise of a director’s independent judgment. Under Section 803 of the NYSE MKT Company Guide, a director of an issuer is considered “independent” if he or she is not an executive officer or employee of the issuer (and has not been so in the past 3 years), and the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each current director, and each nominee to be proposed for election as a director at the Meeting other than Mr. Irwin (the former Chief Executive Officer of the Company), is independent under both NYSE MKT listing standards and NP 58-201.

The independent directors routinely meet as a group without members of management or non-independent directors and exercise their responsibilities for independent oversight of management with the guidance of the Chair, who is independent.

Position Descriptions

The Board has not developed a written description for the Chair position, for the chair of any of its standing committees or for the CEO. To date, given the size of the Company and its stage of development, the Board does not believe that formal written descriptions of these positions are required, and that good business practices and the common law provide guidance as to what is expected of each position.

The positions of Chair and CEO are separate. Under the IRA, a nominee of Paulson is to be the Chair. Marcelo Kim, one of Paulson’s nominees, is the current Chair. Although the Board has determined that Mr. Kim is independent, in light of the relationship of Mr. Kim with Paulson, the Company’s largest shareholder, the Board has also appointed Mr. Stephen Lang, the former Chair, as the Lead Independent Director. The Board has not developed a formal position description for the Chair, although it considers that the Chair’s role is to provide independent leadership to the Board.

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Director Term Limits and Other Mechanisms of Board Renewal

The Company does not have a policy with respect to director term limits, director retirement or board renewal. Since the Company commenced its current operations in 2006, there has been an ongoing renewal of the Board as the skill sets required on the Board have changed over time since then. As a result of such renewal, with respect to the current Board, one director has served for over 23 years, one director has served for five years, one director has served for 3 and one half years, two directors have served for just over three years and one director has served for three months. Each year, the CGNC reviews the current board make-up and existing skill sets and experience of the directors to determine if the current board members are appropriate for re-election and will continue to make an effective contribution and whether or not additional or replacement directors are required, given the Company’s anticipated activities and the requirements of the IRA. The Board considers that the adoption of a fixed policy with respect to board renewal or age or term related retirement is not appropriate for the Company, and that the yearly review is a more appropriate and effective way of addressing the issue of the correct composition of the Board and Board renewal.

Policies Regarding the Representation of Women on the Board

The Board has not adopted a written policy relating to the identification and nomination of women directors. Instead, the charter of the CGNC provides, with respect to the nomination of directors, that the responsibility of the CGNC in identifying and recommending qualified candidates is to take into consideration such factors as it deems appropriate, including judgement, skill, diversity, experience with businesses and other organizations of comparable size and the need for particular expertise on the Board. In short, the role of the CGNC is to recommend the most appropriate candidates for election as directors of the Company, irrespective of gender. Neither the Board nor the CGNC specifically considers the level of representation of women on the Board when considering candidates for election or re-election as the intent of the CGNC is to recommend what it considers to be the “best” candidates, and it does so by reviewing qualifications of prospective board nominees and determines their relevance taking into consideration the then current Board composition and the anticipated skills required to round out the capabilities of the Board.

Similarly, the Board does not consider the level of representation of women in executive officer positions when making executive officer appointments. At the present time, the Company has a very small management team reflective of its current operations and financial resources, and does not anticipate a material expansion in its management ranks until such time as the Company may proceed with construction of the Livengood Gold Project. The Company is committed to the fundamental principles of equal employment opportunities and treating people fairly, with respect and dignity, and to offering equal employment opportunities based upon an individual’s qualifications and performance – free from discrimination or harassment because of race, color, ancestry, place of origin, religion, gender, sexual orientation, age, marital status, family status, or physical or mental disability. The Company’s policy is to select candidates for employment, including executive officer positions, based solely upon experience, skill and ability of candidates.

The Company does not currently have any women directors (0%), and has not adopted any targets regarding women on its Board. As noted above, in evaluating potential nominees to the Board, the CGNC focuses on the current Board composition and the anticipated skills required to round out the capabilities of the Board, including the knowledge and diversity of its membership. Targets which focus on only one characteristic among many are not considered to be in the best interests of the Company.

The Company does not presently have any women executive officers (0%) and has not adopted any targets regarding women in executive officer positions. As noted above, the Company is an equal opportunity employer, whereby candidates for employment as executive officers are selected based upon primary considerations such as experience, skill and ability. As previously noted, targets which focus on only one characteristic among many are not considered to be in the best interests of the Company.

Orientation and Continuing Education

At the current time, the Board provides ad hoc orientation for new directors. New directors are briefed on strategic plans, short, medium and long term corporate objectives, the history and current status of the Company’s Livengood Gold Project (the Company’s sole mineral property) and the ongoing work programs concerning Livengood, business risks and mitigation strategies, corporate governance guidelines and existing company policies. There is no formal orientation for new members of the Board. This is considered to be appropriate given the Company’s size and current level of operations. If warranted by the growth of the Company’s operations, the Board would consider implementing a formal orientation process. The Company also aims to have at least one board meeting per year in Fairbanks, Alaska so that directors have the opportunity to visit the Livengood Gold Project and meet with the majority of the Company’s employees, who are based in Fairbanks, and did so in 2016.

The skills and knowledge of the Board are such that no formal continuing education process is deemed necessary, as the Board is comprised of individuals with extensive experience in the mineral exploration and mining industry, as well as in running and managing public companies in the natural resource sector. Several directors are also directors of other natural resource companies. Board members are encouraged to communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation. They also have full access to the Company’s records. The Company will pay the reasonable costs of attendance by directors at continuing education courses and seminars with respect to corporate governance, director’s duties and obligations and similar matters.

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Ethical Business Conduct

The Board expects management to enhance shareholder value by executing the Company’s business plan and meeting performance goals and objectives according to the highest ethical standards. To this end, in September 2006 the Board adopted a Code of Business Conduct and Ethics (the “Code”) for its directors, officers, employees and, in appropriate cases, consultants. Copies of the Code are available on the Company’s website at www.ithmines.com under “Corporate” - “Corporate Governance” or at www.sedar.com. Training in the Code is included in the orientation of new employees. To ensure familiarity with the Code, directors, officers and employees are asked to read the Code and sign a compliance certificate annually. Directors, officers and employees are required to report any known violations of the Code to the Company’s Ethics Officer, the chair of the Audit Committee or to the Company’s outside U.S. or Canadian counsel.

Since the beginning of the Company’s most recent fiscal year there have not been any material change reports or current reports on Form 8-K filed that pertain to any conduct of a director or executive officer that constitutes a departure from the Code or a waiver of the Code by the Board. In addition to the provisions of the Code, directors and senior officers are bound by the provisions of the Company’s Articles and the BCBCA which set forth the manner of dealing with any conflicts of interest. Specifically, any director who has a material interest in a particular transaction is required to disclose such interest and to refrain from voting with respect to the approval of any such transaction.

In September 2006, the Board also adopted a “Share Trading Policy” (revised November 5, 2013) which prescribes rules with respect to trading in securities of the Company where there is any undisclosed material information or a pending material development. Strict compliance with the provisions of this policy is required, with a view to enhancing investor confidence in the Company’s securities and contributing to ethical business conduct by the Company’s personnel. In 2006, the Board also created the Health, Occupational, Safety & Environmental Committee (renamed the “Technical Committee” in 2014) in order to focus on reviewing project design and operational aspects of any proposed mine development and to reflect the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out in a safe, sustainable and environmentally sound manner

Anti-Hedging Policy

The Company does not currently have an anti-hedging policy in place for directors, officers or employees and such persons may therefore purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars or units of exchange funds, which are designed to hedge or offset a decrease in market value of equity securities granted as compensation. The Board will assess the need and consider implementing such a policy in the future, if warranted.

Communications with the Board

Interested parties, including shareholders of the Company, desiring to communicate with members of the Board, any non-management director or the independent directors as a group, may do so by mailing a request to the Corporate Secretary of International Tower Hill Mines Ltd. at 2300-1177 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2K3. Any such communication should state the number of shares beneficially owned, if any, by the interested party making the communication. The Secretary will forward any such communication to the Chair of the CGNC, and will forward such communication to other members of the Board, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, internal controls, auditing or fraud will be forwarded to the Chairman of the Audit Committee.

COMMITTEES OF THE BOARD

Committees of the Board are an integral part of the Company’s governance structure. At the present time, the Board has four standing committees: the Audit Committee, the Compensation Committee, the CGNC, and the Technical Committee. Details of the composition and function of the standing committees of the Board are as follows:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Technical Committee
Anton J. Drescher	Chair		X
John J. Ellis		X		Chair
Mark R. Hamilton	X	Chair
Marcelo Kim Huh
Stephen A. Lang		X	X	X
Thomas S. Weng	X		Chair	X

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Audit Committee

Members: Anton J. Drescher (Chair), Mark R. Hamilton and Thomas S. Weng

The Board has a standing Audit Committee of at least three members. All members of the Audit Committee are independent under NP 52-110, the NYSE MKT listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and satisfy the composition requirements of Section 803(B)(2)(a) of the NYSE MKT Company Guide. The Board has determined that Anton J. Drescher is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. As an “audit committee financial expert,” Mr. Drescher satisfies the NYSE MKT financial literacy and sophistication requirements. The Audit Committee has adopted a charter that describes its responsibilities in detail. The charter is available on the Company’s website at www.ithmines.com.

The primary responsibility for financial reporting, internal controls over financial reporting, compliance with laws and regulations and ethics rests with the management of the Company. The Audit Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence and the performance of the Company’s internal controls on financial reporting function. The Audit Committee reviews the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established and the audit process. The Audit Committee also reviews the audited financial statements and management’s discussion and analysis thereof and discusses them with the management of the Company. Additional information about the Audit Committee’s role in corporate governance can be found in the committee’s charter.

Compensation Committee

Members: Mark R. Hamilton (Chair), John J. Ellis and Stephen A. Lang.

The Board has a standing Compensation Committee of three members. All members of the Compensation Committee are independent directors. As set out in its written charter, the overall purpose of the Compensation Committee is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation. The Compensation Committee charter is available on the Company’s website at www.ithmines.com. The Compensation Committee has the duty and responsibility to ensure that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of management. It also has the duty to assess and report to the Board, on an annual basis, on the performance of the CEO for the prior year, and to review, on an annual basis, the salary, bonus and other benefits, direct and indirect, of the CEO and make recommendations in respect thereof for approval of the Board. Additionally, the Compensation Committee reviews, on an annual basis, the proposed compensation for all other officers of the Company after considering the recommendations of the CEO, and makes recommendations in respect thereof for approval by the Board. The Compensation Committee may not delegate these duties and responsibilities, however, the Compensation Committee may, in its sole discretion, retain, at the expense of the Company, such legal, financial, compensation or other advisors or consultants as it may deem necessary or advisable in order to properly and fully perform its duties and responsibilities.

Corporate Governance and Nominating Committee

Members: Thomas S. Weng, (Chair), Anton J. Drescher and Stephen A. Lang

The Board has a standing Corporate Governance and Nominating Committee (the “CGNC”) of three members. All members of the CGNC are independent directors. As set out in its written charter, the primary roles of the Corporate Governance and Nominating Committee (“CGNC”) include developing and monitoring the effectiveness of the Company’s corporate governance system and ensuring the Company is in line with the proper delineation of the roles, duties and responsibilities of the Company, the Board and its committees. The CGNC charter is available on the Company’s website at www.ithmines.com. The CGNC also establishes procedures for the identification of new nominees to the Board, leads the candidate selection process, and develops and implements orientation procedures for new directors. Currently, the CGNC does not have a policy allowing for the consideration of director candidates recommended by security holders, but would consider such nominees if presented to the CGNC on a timely basis in the same manner as any other potential candidates. The CGNC is also responsible for assessing the effectiveness of directors, the Board and the various committees of the Board and assisting the Board in setting the objectives of the CEO and evaluating the performance of the CEO.

The CGNC is responsible for reviewing proposals for new nominees to the Board and conducting such background reviews, assessments, interviews and other procedures as it believes necessary to ascertain the suitability of a particular nominee. In determining whether a candidate is qualified to be nominee for a position on the Board, the committee will take into consideration factors such as it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size and the need for particular expertise on the Board. The selection of potential nominees for review by the CGNC is generally the result of recruitment efforts by the individual Board members or the CEO, including both formal and informal discussions among Board members and with the CEO, and are usually based upon the desire to have a specific set of skills or expertise included on the Board.

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The appointment of new directors, either to fill vacancies or to add additional directors as permitted by applicable corporate legislation, or the nomination for election as a director of a person not currently a director by the shareholders at an annual general meeting, is carried out by the Board, based on the recommendation of the CGNC. Once the names of any suggested nominees are received by the CGNC, the CGNC carries out such reviews as it determines to be appropriate, including interviews with the proposed nominee, to determine if the proposed nominee possesses the required skill set being sought by the Board and would be an appropriate “fit” for election to the Board. The CGNC then makes a recommendation to the full Board as to the nomination of the identified individual for election as a director, for appointment as a replacement for a director who has resigned or for appointment as an additional director, as applicable. In addition, prior to each annual general meeting of the shareholders of the Company, the CGNC carries out a review of the then current Board composition and makes recommendations as to the individuals, whether existing directors or non- directors, it considers should be nominated for election as a director. With respect to the six of the eight nominees for election as a director at the Meeting disclosed in this Proxy Statement, the CGNC as a whole made the determination to nominate each such nominee. No holder of Common Shares, non-management director, chief executive officer, other executive officer, third-party search firm, or other source recommended any specific nominee, except that, with respect to two of the eight nominees, the IRA provides that Paulson has the right to nominate two of the eight nominees, and Paulson has nominated Messrs. Kim and Flores as such nominees under the IRA.

Majority Voting Policy

On April 25, 2013, the Board adopted a majority voting policy (“MV Policy”). The MV Policy was subsequently modified on April 13, 2016. Pursuant to the MV Policy, the form of proxy for meetings of the shareholders of the Company at which directors are to be elected provide the option of voting in favor, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of shares withheld from voting exceeds the number of shares voted in favor of the nominee, then the nominee will be considered to have not received the support of the shareholders, and such nominee is expected to submit his or her resignation to the Board, to take effect on acceptance by the Board.

Following receipt of a resignation submitted pursuant to the MV Policy (“Resignation”), the CGNC is to consider whether or not there are exceptional circumstances which would justify not accepting the Resignation. Absent such exceptional circumstances, the CGNC shall recommend to the Board that the Board accept the Resignation. If the CGNC determines that exceptional circumstances exist that would justify not accepting the Resignation, the CGNC will prepare a report to the Board containing a recommendation to the Board not to accept the Resignation, and clearly identifying and setting out the basis for determining such exceptional circumstances exist.

Within ninety (90) days following the applicable Shareholders’ meeting, the Board shall make its decision whether or not to accept the Resignation, based upon the CGNC’s recommendation. Absent such exceptional circumstances as may be set forth in the report of the CGNC, the Board shall accept the Resignation. Following the Board’s decision on the Resignation, the Board shall publicly disclose by news release their decision whether to accept the Resignation including the reasons for rejecting the Resignation, if applicable. A copy of the applicable news release shall be provided to each stock exchange on which the Company’s securities are then listed.

If the Resignation is accepted, subject to any corporate law restrictions, the Board may:

(a)	leave the resultant vacancy in the Board unfilled until the next annual meeting of shareholders of the Company;

(b)	fill the vacancy by appointing a director whom the Board considers to merit the confidence of the shareholders; or

(c)	call a special meeting of the shareholders of the Company to consider the election of a nominee recommended by the Board to fill the vacant position.

Directors who do not submit their resignation in accordance with the MV Policy will not be re-nominated for election at the next shareholders’ meeting. The MVC Policy applies only in the case of an uncontested shareholders’ meeting, meaning a meeting where the number of nominees for election as directors is equal to the number of directors to be elected. A copy of the MV Policy is available at the Company’s website at www.ithmines.com.

Technical Committee

Members: John J. Ellis (Chair), Stephen A. Lang and Thomas S. Weng

The Board has a standing Technical Committee of three members. As set out in its written charter, the overall purpose of the Technical Committee is to assist the Board in reviewing technical matters related to project design and operations as well as fulfilling the Board’s oversight responsibilities with respect to the Board’s and the Company’s continuing commitment to improving the environment and ensuring that activities are carried out and facilities are operated and maintained in a safe and environmentally sound manner that reflects the ideals and principles of sustainable development. The Technical Committee charter is available on the Company’s website at www.ithmines.com. The Technical Committee will review technical materials prepared by management of the Company and will monitor, review and provide oversight with respect to the Company’s policies, standards, accountabilities and programs relative to health, safety, and environmental-related matters.

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Board and Committee Meetings

The Board held 7 regular meetings and 1 meeting by unanimous consent during the fiscal year ended December 31, 2016 (“Fiscal Year 2016”). Each director attended, in person or by telephone, 100% of the aggregate number of actual meetings held by the Board and by the committees of the Board on which he or she served during Fiscal Year 2016. It is the Company’s policy that each director personally attends each annual meeting of the Company’s shareholders. All of the then incumbent Directors attended the annual meeting in Fiscal Year 2016. The attendance record of each director at full Board meetings, and at meetings of any Board committees of which the applicable director is a member for the Fiscal Year 2016 are as follows:

		Board Committees
	General Board Meeting (1)	Audit	Compensation	Corporate Governance & Nominating(2)	Technical
Anton J. Drescher	8	4	N/A	2	N/A
John J. Ellis	8	N/A	1	N/A	2
Mark R. Hamilton	8	4	1	N/A	N/A
Marcelo Kim(3)	-	N/A	N/A	N/A	N/A
Stephen A. Lang	8	N/A	1	2	2
Thomas S. Weng	8	4	N/A	2	2
Total Meetings Held in Fiscal Year 2016	8	4	1	2	2

1)	Includes 1 meeting held by unanimous consent. Each director signed every unanimous consent.
2)	Includes 1 meeting held by unanimous consent. Each member of the committee signed the unanimous consent.
3)	Mr. Kim was appointed as a director on December 28, 2016. No Board or committee meetings were held in Fiscal Year 2016 subsequent to Mr. Kim’s appointment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The authorized capital of the Company consists of 500,000,000 Common Shares without par value. As at April 4, 2017, 162,186,972 Common Shares were issued and outstanding. Each issued Common Share carries the right to one vote at the Meeting.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Shares, as of April 4, 2017, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares. The percentage of beneficial ownership is based on 162,186,972 Common Shares outstanding as of April 4, 2017. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each beneficial owner named in the table has sole voting and investment power with respect to the Common Shares set forth opposite such beneficial owner’s name. The information provided in this table is based on the Company’s records and information filed with the SEC or the BC Securities Commission, unless otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Paulson & Co., Inc.(2) 1251 Avenue of the Americas, 50th Floor New York, New York 10020	55,487,842	34.21%
Tocqueville Asset Management, L.P.(3) 40 W. 57th Street, 19th Floor New York, New York 10019	31,443,569	19.39%
AngloGold Ashanti (U.S.A.) Exploration Inc.(4) 6300 S. Syracuse Way, Suite 500 Greenwood Village, Colorado 80111	15,435,261	9.51%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of Common Shares held by such person as of April 4, 2017, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of April 4, 2017, including those securities held by such person exercisable for or convertible into Common Shares within 60 days after April 4, 2017. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name.

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(2)	Paulson & Co. Inc. is the investment advisor of a number of investment funds and managed accounts of private clients and institutional groups (collectively, the “PC Accounts”). Paulson & Co. Inc. does not itself own any securities of the Company, but has authority to exercise control or direction over certain securities of the Company as the investment advisor of the PC Accounts. The share information is based on a Schedule 13D filed with the SEC on December 30, 2016.

(3)	Tocqueville Asset Management, L.P. (“TAM”) is the investment advisor of a number of investment funds and managed accounts of private clients and institutional groups (collectively, the “TAM Accounts”). TAM does not itself own any securities of the Company, but has authority to exercise control or direction over certain securities of the Company as the investment advisor of the TAM Accounts. The share information is based on a Schedule 13G filed with the SEC on January 30, 2017.

(4)	AngloGold Ashanti (U.S.A.) Exploration Inc. (“AngloGold”) is an indirect wholly owned subsidiary of AngloGold Ashanti Limited, a South African public company whose securities are listed on the New York, Johannesburg, Ghanaian, London and Australian Stock Exchanges. The share information is based on information known to the Company.

The following table sets forth certain information regarding beneficial ownership of Common Shares as of April 4, 2017 by (a) each of the Company’s named executive officers, directors and nominees, individually and (b) the Company’s current executive officers and directors, as a group. The percentage of beneficial ownership is based on 162,186,972 Common Shares outstanding as of April 4, 2017, plus any shares which such individual has a right to acquire within 60 days if not already issued. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The information provided in this table is based on Company records and information filed with the SEC and BC Securities Commission, unless otherwise noted. The business address of each person set forth in the table below is c/o International Tower Hill Mines Ltd., 2300-1177 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2K3.

Name of Beneficial Owner	Number of Common Shares Owned	Number of Shares Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 4, 2017	Total(1)	Percentage of Class
Non-employee Directors
Anton J. Drescher	731,676	380,000	1,111,676	*
John J. Ellis	-	120,000	120,000	*
Mark R. Hamilton	25,000	380,000	405,000	*
Marcelo Kim(2)	-	-	-	-
Stephen A. Lang	100,000	120,000	220,000	*
Thomas S. Weng	25,000	180,000	205,000	*
Named Executive Officers
Thomas Irwin	50,000	1,483,334	1,533,334	*
David A. Cross	-	20,000	20,000	*
Karl L. Hanneman	212,000	980,000	1,192,000	*
All current directors and executive officers as a group	1,143,676	3,663,334	4,807,010	2.9%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of Common Shares held by such person as of April 4, 2016, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of April 4, 2016, including those securities held by such person exercisable for or convertible into Common Shares within 60 days after April 4, 2016. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name.
(2)	Mr. Kim is a partner at Paulson, which has beneficial ownership of an aggregate of 55,487,842 Common Shares, representing 34.21% of the currently outstanding Common Shares (see previous table of greater than 5% beneficial owners).

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities. Executive officers, directors and holders of more than 10% of the Common Shares are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required to be filed during Fiscal Year 2016, all filing requirements under Section 16(a) applicable to officers, directors and more than 10% shareholders were satisfied timely.

Certain Relationships and Related Transactions

Procedures for Approval of Transactions with Related Parties

In accordance with the requirements of the NYSE MKT, the Board passed a resolution on June 20, 2007 requiring that, in addition to any requirements under applicable corporate laws, all “related party transactions” are required to first be reviewed and approved by the Company’s Audit Committee. The resolution requires approval by the Audit Committee of all transactions in which the Company is a participant and in which any of the Company’s directors, executive officers, significant shareholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest. All related party transactions are reported for review by the Audit Committee. The Audit Committee determines whether these transactions are in the best interests of the Company and its shareholders. In addition, related party transactions are subject to the provisions of Multilateral Instrument 61-101 of the Canadian Securities Administrators entitled “Protection of Minority Shareholders in Special Transactions”, which prescribes certain conditions under which related party transactions may be carried out, and provides certain exemptions thereto. Conflicts of interest with respect to the involvement of directors and officers in transactions with the Company are also subject to the provisions of the BCBCA and the Company’s articles.

Transactions Involving Related Parties

There have been no reportable transactions with related persons during Fiscal Year 2016 other than:

1.	In December 2011, in accordance with a Stock and Asset Purchase Agreement (the “Agreement”) between the Company, Alaska/Nevada Gold Mines, Ltd. (“AN Gold Mines”) and the Heflinger Group, the Company acquired certain mining claims and related rights in the vicinity of the Livengood Gold Project located near Fairbanks, Alaska (“Property”). The aggregate consideration for the Property was $13,500,000 in cash plus an additional payment based on the five-year average daily gold price (“Average Gold Price”) from the date of the acquisition (“Additional Payment”). The Additional Payment was to equal $23,148 for every dollar that the Average Gold Price exceeds $720 per troy ounce. If the Average Gold Price was less than $720, there was to be no additional consideration due. As at December 12, 2016, the five-year average daily gold price was $1,354.79 resulting in a derivative liability of $14,694,169. The obligation to make the contingent payment was secured by a Deed of Trust over the rights of the Company in the Property in favor of the vendors. On January 12, 2017, the Company paid $14,694,169 for the timely and full satisfaction of the final derivative payment due with respect to the acquisition of the Property. Under the Agreement, the final payment was made 70% to AN Gold Mines and 30% to the Heflinger Group. Mr. Hanneman was appointed Chief Operating Officer of the Company on March 26, 2015 and subsequently appointed Chief Executive Officer of the Company effective January 31, 2017. Mr. Hanneman is a partner of the general partner, as well as a limited partner, of AN Gold Mines and holds an 11.9% net interest in AN Gold Mines.

2.	On December 28, 2016, the Company completed a private placement of 45,833,334 Common Shares to three (3) of its +5% beneficial owners – Paulson, Tocqueville and AngloGold - at a price of $0.48 per Common Share (“Placement”):

(a)	Prior to the Placement, Paulson beneficially owned 23,058,000 Common Shares, or approximately 19.9% of the then outstanding Common Shares. Paulson acquired 32,429,842 Common Shares in the Placement and its beneficial ownership increased to approximately 34.2% of the outstanding Common Shares. Paulson and the Company also entered into the IRA, pursuant to which Paulson has the right to designate one member to the Board following the closing of the Placement (Mr. Kim), and two nominees for election at the Company’s 2017 Annual General Meeting.

(b)	Prior to the Placement, Tocqueville beneficially owned 22,472,715 Common Shares, or approximately 19.3% of the outstanding common shares. Tocqueville acquired 9,041,554 Common Shares in the Placement and its current beneficial ownership is approximately 19.4% of the outstanding Common Shares.

(c)	Prior to the Placement, AngloGold beneficially owned 11,073,323 Common Shares, or approximately 9.5% of the then outstanding Common Shares. AngloGold acquired 4,361,938 Common Shares in the Placement and its current beneficial ownership is approximately 9.5% of the outstanding Common Shares.

The Audit Committee of the Board, at the meeting of the whole Board approving the transaction, which (at the time of the Placement) consisted wholly of independent directors under the NYSE MKT Company Guide and directors independent of Paulson, Tocqueville and AngloGold, considered and approved the transaction.

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As (a) the aggregate number of Common Shares issued pursuant to the Placement exceeded 25% of the then currently issued and outstanding Common Shares, (b) the number of Common Shares issued to insiders of the Company pursuant to the Placement exceeded 10% of the then currently issued and outstanding Common Shares and (c) the Placement materially affected control of the Company, the Company would have ordinarily been required to obtain shareholder approval to the Placement under the TSX Company Manual (the “Manual”). However, the Company applied to the TSX under Section 604(e) of the Manual for a “financial hardship” exemption from the requirement to obtain shareholder approval. In support of such exemption, the Board, who were then free from any interest in the Placement and all of the members of which were then unrelated to any of the investors in the Placement, authorized such application on the basis of their determination that the Company was then in serious financial difficulty and the Placement was designed to improve the Company’s financial situation and was reasonable for the Company in the circumstances.

As a consequence of relying upon the financial hardship exemption under Section 604(e) of the Manual, the TSX commenced a remedial de-listing review, which is normal practice when a listed issuer seeks to rely on this exemption. Although the Company believes that it will be in compliance with all of the TSX listing requirements following completion of the Placement, no assurance can be provided as to the outcome of such review and, therefore, the Company’s continued qualification for listing on the TSX. As at the date hereof, this review is ongoing.

As Paulson and Tocqueville are insiders of the Company, the Placement was a “related party transaction” within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The participation of Paulson and Tocqueville in the Placement was exempt from the valuation and minority shareholder approval requirements under MI 61-101 by virtue of the “financial hardship” exemptions contained in Section 5.5(g) and 5.7(e) of MI 61-101.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The members of the Compensation Committee are Mark R. Hamilton (Chair), John J. Ellis and Stephen A. Lang, each of whom is an independent director.

The overall purpose of the Compensation Committee is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation. The Compensation Committee is responsible for administering all equity-based compensation programs, including the Company’s 2006 Incentive Stock Option Plan (the “Stock Option Plan”).

The duties and responsibilities of the Compensation Committee are as follows:

(a)	to recommend to the Board human resources and compensation policies and guidelines for application to the Company;

(b)	to review and recommend any changes thought necessary to the Company’s domestic and international compensation and human resources policies and procedures;

(c)	if required by applicable legislation or policy, to prepare, on an annual basis for inclusion in the Company’s annual proxy statement, a report on the Company’s compensation practices;

(d)	to ensure that the Company has in place programs to attract and develop management of the highest calibre and a process to provide for the orderly succession of management, such that particularly:

(i)	properly reflect the duties and responsibilities of members of management;
(ii)	are effective and competitive in attracting, retaining and motivating people of the highest quality; and
(iii)	are based on established corporate and individual performance objectives;

(e)	to assess and report to the Board, on an annual basis, on the performance of the CEO for the prior year;

(f)	to review, on an annual basis, the salary, bonus and other benefits, direct and indirect, of the CEO and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent” of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements);

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(g)	to review, on an annual basis, the proposed compensation for all other officers of the Company after considering the recommendations of the CEO, all within the human resources and compensation policies and guidelines approved by the Board, and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent” of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements);

(h)	to implement and administer human resources and compensation policies approved by the Board concerning the following:

(i)	executive compensation, contracts, stock plans or other incentive plans; and
(ii)	proposed personnel changes involving officers reporting to the CEO;

(i)	to review any proposed amendments to the Company’s Stock Option Plan and report to the Board thereon;

(j)	to review and make recommendations to the Board concerning the CEO’s recommendations for stock option grants to directors, senior officers, employees and consultants of the Company and its affiliates under the Company’s Stock Option Plan;

(k)	from time to time, to review the Company’s broad policies and programs in relation to benefits;

(l)	to annually receive from the CEO recommendations concerning annual compensation policies and budgets for all employees;

(m)	from time to time, to review with the CEO the Company’s broad policies on compensation for all employees and overall labour relations strategy for employees;

(n)	to periodically review the adequacy and form of the compensation of directors and to ensure that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and to report and make recommendations to the Board accordingly;

(o)	to report regularly to the Board on all of the committee’s activities and findings during that year; and

(p)	to develop a calendar of activities to be undertaken by the committee for each ensuing year and to submit the calendar in the appropriate format to the Board within a reasonable period of time following each annual general meeting of shareholders.

The following table provides further detail with regard to the members of the Compensation Committee and their relevant experience in executive compensation-related roles.

	Mark R. Hamilton	John J. Ellis	Stephen A. Lang

Experience as senior leadership of organizations similar to the Company	√	√	√

Direct operational, functional or oversight experience in executive compensation	√	√	√

Experience serving on compensation committees of organizations similar to the Company	√	√	√

Currently serving on compensation committee(s) of organizations similar to the Company	-	√	-

The current members of the Compensation Committee, consisting of Messrs. Hamilton, Ellis and Lang, have over 46 years of combined experience, both as senior leadership as well as direct operational or functional experience overseeing executive compensation at organizations similar to the Company. Messrs. Hamilton, Ellis and Lang have each served on the compensation committee of similar-sized organizations, and the Compensation Committee supports continuous training and education with respect to executive compensation. It is the opinion of the Board that the extensive experience held by members of the Compensation Committee provides them with the ability to make sound and proper decisions on the suitability of the Company’s compensation policies and practices.

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The Chair of the Compensation Committee is responsible for setting the priority for the work of the committee, ensuring that members have the information needed to fulfill their responsibilities, overseeing the logistics of the committee’s operations, reporting to the Board on the committee’s decisions and recommendations and setting the agenda for meetings of the committee.

Independent Compensation Advisors

The Compensation Committee has the authority to engage and compensate, at the expense of the Company, any outside advisor that it determines to be necessary to permit it to carry out its duties, including compensation consultants and advisers. In the year ended December 31, 2016, the Compensation Committee did not retain the services of any independent advisors.

Executive Compensation Strategy, Philosophy and Principles

The Company’s executive compensation strategy is designed to attract, retain and motivate an experienced and effective key management team. The strategy focuses on creating strong links between pay and performance and aligning the interests of executives, shareholders and other stakeholders.

The executive officers of the Company are compensated in a manner consistent with Compensation Committee’s subjective view of their respective contributions to the overall benefit of the Company, taking into account the criteria set out below.

The determination of executive compensation amount and award is based on a combination of factors, including, but not limited to, information provided to the Compensation Committee by compensation consultants (if utilized), the Compensation Committee’s subjective assessment as to market conditions, information with respect to the compensation of peer group entities (if a peer group is determined), internal policies and practices and the discretion of the Compensation Committee in consideration of their compensation-related experience. The compensation program for each of the executive officers is comprised of a base salary and stock options, and may include an annual cash incentive bonus, if deemed appropriate by the Compensation Committee.

In the case of a mineral exploration company with a significant asset in the advanced exploration/feasibility stage such as the Company, the Compensation Committee considers the following aspects to be of primary importance in assessing the performance of executive officers:

a)	the ability to design, implement and carry out mineral property development in a safe, environmentally appropriate and efficient and cost effective basis;

b)	the ability to scope, and effectively oversee, the carrying out of programs designed to optimize the Livengood Gold Project, taking into account the conclusions of the 2013 Feasibility Study and the 2016 Pre-Feasibility Study on the project, and to integrate the results of such programs on an ongoing basis;

c)	the ability to raise the significant and necessary capital to permit the Company to carry out the work required to advance such a project through to a stage where a production decision can be considered;

d)	the ability to locate and hire the appropriate personnel required to carry out a feasibility study and permitting activities;

e)	should a production decision be made, the ability to finance, construct and operate a major mine project, focus the Company’s resources and appropriately allocate such resources to the benefit of the Company as a whole; and

f)	the ability to ensure compliance by the Company with applicable regulatory requirements and carry on business in a sustainable manner.

Elements of Compensation

Base Salaries

Base salaries were targeted at levels that the Compensation Committee believed, based on the experience of the members of the Committee, to be generally competitive with the base salaries paid by mining companies of a comparable size and state of development to the Company. Base salaries are initially set through negotiation at the time of hire. Salary for individual executives is generally assessed based on years of experience, potential, performance, business circumstances, market demands or other factors specific to the executive role. Base salaries are reviewed annually by the Compensation Committee to determine if adjustments are appropriate or required, based on the Compensation Committee’s subjective assessment of corporate and individual performance over the previous year and considering the market conditions for the gold industry, changes in the Company’s organization, inflation, and changes in responsibilities and retention requirements. There were no adjustments to the NEO’s base compensation for Fiscal Year 2016.

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The Compensation Committee typically, in consultation with the CEO, makes recommendations to the Board regarding the base salaries for executive officers of the Company other than the CEO. The Compensation Committee is responsible for recommending the salary level of the CEO to the Board for approval.

Annual Incentives (Short-Term Incentives)

While the Company had previously implemented a formal Annual Incentive Compensation Plan, the change in the focus of the Company towards the optimization program with respect to the Company’s 2013 Feasibility Study, and the significant reduction in field work and preparation for permitting and simplification of corporate objectives has meant that the Compensation Committee has adopted an informal and subjective approach to annual incentives, which are generally in the form of cash bonuses, when and if appropriate in the opinion of the Compensation Committee.

The Compensation Committee met on May 23, 2016 to review a recommendation from management that, even with the achievements that were obtained in the ongoing project optimization work program, no short term cash incentive be awarded to the NEOs. This recommendation was based on budgetary constraints, the state of the gold industry, and the Company’s share price performance during 2015 and into 2016.

Long Term Incentives (2006 Incentive Stock Option Plan)

The 2006 Incentive Stock Option Plan (“Plan”) is designed to align the interests of executives and those of shareholders through an opportunity of ownership. Other than the Plan, the Company does not have any long term incentive plans.

The present policy of the Board is to grant incentive stock options subject to a vesting requirement, where 1/3 vest immediately on the grant date, 1/3 vest on the first anniversary of grant date and the balance vest on the second anniversary of grant date. The term of executive stock options was generally set at two years, but more recently has been set at between five and eight years.

Recommendations for the grant of incentive stock options are initially made by the CEO to the Compensation Committee, which is responsible for reviewing and considering any such recommended grants and thereafter recommending the grant thereof (subject to any changes determined appropriate by the Compensation Committee, including declining to recommend some or all of such grants, or amending the proposed terms thereof) to the Board, which then makes the actual grants. Stock option allocations are made at the discretion of the Compensation Committee, considering the Company’s performance and an employee’s individual performance. While the Compensation Committee aims to have individuals with similar levels of responsibility holding approximately equivalent numbers of options, additional grants may be allocated to those executives believed by the Compensation Committee to be in a position to more directly affect the success of the Company.

In addition, ranges will be proposed for each organizational level of the Company, taking into consideration the number of shares available for option.

The Company did not grant any incentive stock options in the Fiscal Year 2016.

Benefit, Perquisites and Pension Programs

Other Benefits and Perquisites

The Company’s wholly-owned U.S. subsidiary, Tower Hill Mines (US) LLC (“Tower US”), which employs all personnel, has a benefit program in place, including medical and dental benefits and basic life insurance, which applies to all permanent employees of Tower US. The Company believes that such a plan is an important consideration in attracting the necessary personnel.

Executive Retirement Plan

The Company does not have a defined benefit pension plan for any of its executive officers or other employees. However, through Tower US, the Company makes contributions to a 401(k) plan on behalf of each of Tower US’s employees, including executive officers, equal to 3% of their base salaries up to the contribution limit as prescribed by the US Internal Revenue Service. In Fiscal Year 2016, contributions totaling $14,700 were made by Tower US on behalf of the named executive officers.

Compensation Risk Management

The Board annually reviews and approves the Company’s strategic plan, considering business opportunities, level of risks consistent with the Company’s risk appetite, cost implications, health, safety and environmental standards and alignment with the objectives at the Company’s Livengood Gold Project in Alaska. At the present, these objectives are focused primarily on completing the ongoing project optimization work plan and maintaining the baseline environmental data collection program as required to support future permitting. In the Compensation Committee’s view, this focus in and of itself provides a lower risk profile and reduces the risk that compensation matters will not be consistent with prudent risk-taking. The reduction in short-term incentives, such as cash bonuses, coupled with the continued use and emphasis on share-based compensation through longer term incentive stock options with deferred vesting provisions is a measure of time risk, focusing on longer term performance.

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The Board’s review of the Company’s compensation practices considers the business risk thereof to the Company in the context of the mineral resource industry. The Board reviews and approves annual corporate objectives in the context of approved annual budgets and maintains a formal system of corporate and financial authority levels to ensure compliance with the approved budget.

Effects of Internal Revenue Code Section 409A on Executive Compensation

Section 409A of the Internal Revenue Code generally affects the grants of most forms of deferred compensation. The Company’s compensation program is designed to comply with the final regulation of the U. S. Internal Revenue Service and other guidance with respect to Section 409A of the Internal Revenue Code and the Company expects to administer its compensation programs accordingly. The provisions of the NEO employment agreements include provisions to change the timing of payments of which may be required affecting any additional taxes or interest and amending agreements without impairing the economic benefits to the NEO, but in no event shall the Company be liable to any NEO for any taxes, penalties, or interest that may be due as a result of the application of Internal Revenue Code Section 409A.

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

This Report has been submitted by the following members of the Compensation Committee:

Mark R. Hamilton, Chair

John J. Ellis

Stephen A. Lang

Total Shareholder Return Performance

Performance Graph

The following chart compares the total cumulative shareholder return on $100 invested in Common Shares on December 31, 2011 with the cumulative total returns of the S&P/TSX Composite Index and S&P/TSX Global Gold Index for the five most recently completed financial years.

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	12/31/2011	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/30/2016
International Tower Hill Mines	100.00	49.21	9.48	11.74	6.09	16.93
S&P/TSX Composite Index	100.00	104.00	113.94	122.40	108.82	127.88
S&P/TSX Global Gold Index	100.00	84.18	43.41	40.46	35.94	53.90

As can be seen from the foregoing graph, the Company’s performance directionally tracked the performance of the S&P/TSX Global Gold Index during the five most recently completed fiscal years. In earlier years the Company’s performance directionally mirrored both the performance of the S&P/TSX Composite Index and the S&P/TSX Global Gold Index; however in the last three years the Company’s performance lagged the performance of both indices. The decline of the Company’s stock price over the last three years is worse than the decline in the price of gold as well as other precious metals equities over this time period. In 2011, the Company was preparing to transition from an exploration focused entity to a producer and recruited executive staff to begin the transition. In September 2011, gold prices hit 20 year highs, but started a steady decline beginning in October 2012 and investor sentiment turned negative towards mining equities with projects with lower grade resources requiring large capital expenditures. During 2013, the Company completed and released the Livengood Feasibility Study which showed marginal economics for the project contemplated in the Feasibility Study. During 2014 and 2015 the Company has advanced certain opportunities identified in the Feasibility Study as well as those identified by the Company, while maintaining necessary environmental baseline databases. Shareholder return increased 13% from December 2013 to December 2014 and then decreased by 48% from December 2014 to December 2015. This can be generally attributed to both the fall in the gold price (down approximately 10.4% in 2015 as compared with only 1.5% in 2014) and the long-term nature of the Company’s optimization process which results in significant periods of time without significant news flow.

The total compensation for NEOs decreased 54% and cash compensation (salary and bonus) for NEOs declined 27% between 2014 and 2015. In March 2015, option awards for NEOs were issued at prices 133% above market and no short term cash incentives were paid to the NEOs for 2015. No options were awarded and no short-term cash incentives were paid in 2016. Thus, the Company’s overall compensation to NEOs has been generally aligned to decreasing shareholder returns over the last two years. Nevertheless, during this period there were increases in the responsibilities of the CEO, CFO and COO as a result of a reduction in staff over the period, which was recognized through the NEO incentive stock option award noted. In addition, the CEO, COO and the CFO achieved significantly all that was expected of them by the Board through 2015 in a particularly challenging market for junior gold equities while making significant progress in the optimization of the Livengood Gold Project. Such optimization, while significantly benefiting the Company and the Livengood Gold Project and positioning it for potential advantage in a rising gold market, does not translate into share price performance, which is essentially directly tied to the current low gold price.

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Summary Compensation Table

The following table sets forth the compensation for each named executive officer (“NEO”) during the years ended December 31, 2016, 2015, and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	All other compensation ($)		Total Compensation ($)
Thomas E. Irwin	2016	365,000	-	-	-	7,950		372,950
CEO	2015	365,000	-	-	90,952	7,950	(4)	463,902
	2014	361,904	-	-	322,269	7,900	(4)	691,973
David A. Cross(2)	2016	54,346	-	-	-	-		54,346
CFO	2015	35,871	-	-	5,844	-		41,715
	2014	n/a	n/a	n/a	n/a	n/a		n/a
Karl L. Hanneman(3)	2016	225,000	-	-	-	6,750		231,750
COO	2015	225,000	-	-	72,762	6,750	(5)	304,512
	2014	225,000	-	-	133,806	6,750	(5)	365,556

(1)	Amount represents the grant date fair value of option awards. The grant date fair value of option awards was calculated in accordance with Financial Accounting Standards Board Codification Topic 718. Canadian dollar amounts were translated to U.S. dollars using the spot rate on the date of grant. No options were granted in Fiscal Year 2016.
(2)	Mr. Cross was appointed Chief Financial Officer on May 11, 2015.
(3)	Mr. Hanneman was appointed Chief Operating Officer on March 26, 2015. Prior to that date, Mr. Hanneman was the General Manager of the Livengood Project.
(4)	Amounts in all other compensation include Company contribution to 401(k) plan of $7,950, $7,950 and $7,800 for the years 2016, 2015 and 2014, respectively.
(5)	Amounts in all other compensation include Company contribution to 401(k) plan of $6,750, $6,750 and $6,750 for the years 2016, 2015 and 2014, respectively.

Grants of Plan-Based Awards

A summary of plan-based awards granted during the year ended December 31, 2016 to each NEO is set forth below. All grants are of options made under the Company’s 2006 Incentive Stock Option Plan.

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Grants of Plan Based Awards
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (C$/Sh)	Grant Date Fair Value of Option Awards($)(1)
Thomas E. Irwin, CEO	N/A	Nil	N/A	N/A
David A. Cross, CFO	N/A	Nil	N/A	N/A
Karl L. Hanneman, COO	N/A	Nil	N/A	N/A

(1)	Amount represents the grant date fair value of option awards. The grant date fair value of option awards was calculated in accordance with Financial Accounting Standards Board Codification Topic 718. Canadian dollar amounts were translated to U.S. dollars using the spot rate on the date of grant.

Outstanding Equity Awards

The following table sets forth the option-based awards granted to the NEOs that were outstanding as at December 31, 2016 (based on vesting as it existed at December 31, 2016):

Outstanding Equity Awards at 2016 Fiscal Year End
Name	Number of Securities Underlying Unexercised options (#) Exercisable(1)	Number of Securities Underlying Unexercised options (#) Unexercisable(1)	Option Exercise price (C$)	Option grant date	Option expiration date
Thomas E. Irwin	400,000	-	3.17	August 24, 2012	August 24, 2017
CEO	100,000	-	2.18	March 14, 2013	March 14, 2018
	400,000	-	1.11	February 25, 2014	February 25, 2022
	250,000	-	1.11	March 10, 2014	March 10, 2022
	333,334	166,666	1.00	March 16, 2015	March 16, 2023
David A. Cross(2)	20,000	10,000	1.00	June 9, 2015	June 9, 2023
CFO
Karl L. Hanneman(3)	200,000	-	3.17	August 24, 2012	August 24, 2017
COO	50,000	-	2.18	March 14, 2013	March 14, 2018
	330,000	-	1.11	February 25, 2014	February 25, 2022
	266,667	133,333	1.00	March 16, 2015	March 16, 2023

(1)	All options presented in this table vest as to one-third on the date of grant, one-third on the first anniversary of the grant date, and the balance on the second anniversary of the grant date.

(2)	Mr. Cross was appointed CFO on May 11, 2015.

(3)	Mr. Hanneman was appointed COO on March 26, 2015. Prior to that he was the General Manager of the Livengood Project.

The Company has not granted any share-based awards. There are no estimated future payouts under non-equity or equity incentive plan awards.

None of the NEOs exercised option-based awards during the year ended December 31, 2016.

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Employment Agreements, Termination and Change of Control Benefits

Employment Agreement with Thomas E. Irwin

Mr. Irwin was appointed Chief Executive Officer effective January 1, 2014. Prior to his appointment as CEO, he has served as the Company’s Vice President, Alaska responsible for Alaska activities. Tower US entered into an employment agreement with Mr. Irwin, effective January 1, 2014, to serve as its Chief Executive Officer. Pursuant to the terms of this agreement, Mr. Irwin is to receive an annual base salary of $365,000 and an annual discretionary performance bonus targeted at up to 100 percent of the base salary. The grant of any such performance payment shall be in the sole discretion of the Board. Mr. Irwin’s eligibility to receive such performance payment is conditioned upon his continued employment through December 31st of the applicable year. Mr. Irwin is also entitled to other benefits made available to the senior executive officers of Tower US, including reimbursement of all medical, dental and vision plan premiums, not to exceed $26,000 annually.

The employment agreement with Mr. Irwin is for an indefinite term and is an “at will” agreement, which means that either Tower US or Mr. Irwin may terminate the employment relationship without notice and without payment of any compensation (including voluntary resignation, retirement, termination with or without cause) except as otherwise provided. Mr. Irwin’s employment agreement specifically provides for a severance payment upon termination under certain events. Under the terms of the employment agreement, the Company may terminate Mr. Irwin’s employment in its sole discretion without cause and for any reason whatsoever, in which event Mr. Irwin would be entitled to receive an amount equal to his annual base salary plus the portion of annual bonus earned. Under the terms of the employment agreement, upon termination after a change of control, Mr. Irwin would be entitled to receive an amount equal to his annual base salary plus the annual guideline bonus, immediate vesting of any unvested stock options and continuation of medical benefits for a period of one year.

“Change of Control” means:

(a)	any person or group of affiliated or associated persons acquires more than 50% of the voting power of the Company;

(b)	the consummation of a sale of all or substantially all of the assets of the Company;

(c)	the liquidation or dissolution of the Company;

(d)	a majority of the members of the Board are replaced during any 12-month period by Board members whose nomination or election was not approved by the members of the Board at the beginning of such period (the “Incumbent Board”) (provided that any subsequent members of the Board whose nomination or election was previously approved by the Incumbent Board shall thereafter be also deemed to be a member of the Incumbent Board); or

(e)	the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the shareholders of the Company immediately prior to such merger, consolidation or reorganization. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to occur in the event of a sale of Company securities or debt as part of a bona fide capital raising transaction or internal corporate reorganization.

Mr. Irwin transitioned to the position of Senior Advisor on January 31, 2017. In recognition of Mr. Irwin’s efforts and dedication to the Company during his three years as CEO, the Board voted to award Mr. Irwin a one-time payment of 265,454 Common Shares, subject to approval by the shareholders at the Meeting. See “Proposal Five – Approval of Issuance of Common Shares to Thomas Irwin” on page     .

Employment Agreement with Karl L. Hanneman

Mr. Hanneman was appointed Chief Operating Officer effective March 26, 2015. Prior to his appointment as COO, he has served as the General Manager of the Livengood Project, with overall responsibility for the operation of the Company’s Livengood Project, Alaska. Tower US entered into an employment agreement with Mr. Hanneman, effective March 12, 2013, to serve as its General Manager. Pursuant to the terms of this agreement, Mr. Hanneman is to receive an annual base salary of $225,000 and an annual discretionary performance bonus targeted at up to 100 percent of the base salary. The grant of any such performance payment shall be in the sole discretion of the Board, but based on the recommendation of management, based on annual performance objectives. Mr. Hanneman’s eligibility to receive such performance payment is conditioned upon his continued employment through December 31st of the applicable year and thereafter until the payment of any annual bonus. Mr. Hanneman is also entitled to other benefits made available to the senior executive officers of Tower US, including, without limitation, 401(k) plan, medical and dental insurance and life and disability insurance.

The employment agreement with Mr. Hanneman is for an indefinite term and is an “at will” agreement, which means that either Tower US or Mr. Hanneman may terminate the employment relationship without notice and without payment of any compensation (including voluntary resignation, retirement, termination with or without cause) except as otherwise provided. Mr. Hanneman’s employment agreement specifically provides for a severance payment upon termination under certain events. Under the terms of the employment agreement, the Company may terminate Mr. Hanneman’s employment in its sole discretion without cause and for any reason whatsoever, in which event Mr. Hanneman would be entitled to receive an amount equal to his annual base salary plus the portion of annual bonus earned. Under the terms of the employment agreement, upon termination after a change of control, Mr. Hanneman would be entitled to receive an amount equal to his annual base salary plus the annual performance bonus (at target), immediate vesting of any unvested stock options and continuation of medical benefits for a period of one year.

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“Change of Control” means:

(a)	any person or group of affiliated or associated persons acquires more than 50% of the voting power of the Company;

(b)	the consummation of a sale of all or substantially all of the assets of the Company;

(c)	the liquidation or dissolution of the Company;

(d)	a majority of the members of the Board are replaced during any 12-month period by Board members whose nomination or election was not approved by the members of the Board at the beginning of such period (the “Incumbent Board”) (provided that any subsequent members of the Board whose nomination or election was previously approved by the Incumbent Board shall thereafter be also deemed to be a member of the Incumbent Board); or

(e)	the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the shareholders of the Company immediately prior to such merger, consolidation or reorganization. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to occur in the event of a sale of Company securities or debt as part of a bona fide capital raising transaction or internal corporate reorganization.

Effective January 31, 2017, upon the transition of Thomas Irwin to Senior Advisor from CEO, Mr. Hanneman was appointed to the position of CEO. In connection with such appointment, Tower US entered into a revised employment agreement with Mr. Hanneman, effective February 1, 2017, reflecting his new position. The revised agreement is in substantially the same form as the previous employment agreement noted above, except that Mr. Hanneman’s annual base salary was set to $300,000, and he is to be granted incentive stock options to acquire 250,000 Common Shares at an exercise price of CAD $1.35, upon such vesting and other conditions as the Board may determine.

Consulting Agreement with David A. Cross

Mr. Cross was appointed Chief Financial Officer on May 11, 2015. The Company has entered into a consulting agreement dated for reference May 11, 2015 with Mr. Cross. Pursuant to the terms of this agreement, Mr. Cross has agreed to act a Chief Financial Officer for the Company. As consideration for so acting, pursuant to the agreement Mr. Cross received an initial grant of 30,000 incentive stock options on June 9, 2015 (see the “Outstanding Equity Awards” table as at December 31, 2016 above for a description of vesting and other terms applicable to Mr. Cross’s option grant), and will be granted such further and additional incentive stock options as the Board may from time to time in its sole discretion, determine, having regard to Mr. Cross’s position as a senior officer of the Company and his corresponding obligations in respect thereof, and his performance of the stipulated services under the agreement. The agreement does not provide for a fixed term, and is terminable by either the Company or Mr. Cross on ninety (90) days’ notice, provided that the Company may terminate the agreement at any time upon notice if Mr. Cross is guilty of conduct that would, at common law, constitute just cause for summary dismissal of Mr. Cross if he were an employee of the Company, or if he is unwilling or unable to provide the stipulated services, either competently and efficiently or at all, or in the case of Mr. Cross declaring bankruptcy. No severance is payable other than as required by the notice provision (90 days).

Concurrently with the appointment of Mr. Cross as Chief Financial Officer, the Company entered into a consulting agreement dated for reference May 11, 2015 with Cross Davis & Company LLP, Certified General Accountants, a general accounting firm of which Mr. Cross is a partner. Pursuant to such agreement, Cross Davis will provide corporate accounting support to the Company. For providing such services, Cross Davis receives a monthly fee of C$6,000 per month, plus GST. If the Company requests Cross Davis to provide additional services not specifically set out in the agreement, then the Company will pay for such services at a fee to be agreed. The agreement does not provide for a fixed term, and is terminable by either the Company or Cross Davis on ninety (90) days’ notice, provided that the Company may terminate the agreement at any time upon notice if Cross Davis becomes bankrupt, or if it is unwilling or unable to provide the stipulated services, either competently and efficiently or at all. No payment is due upon termination other than as required by the notice provision (90 days).

The following table shows the estimated severance payment payable to the Company’s current NEOs if they were terminated on December 31, 2016 after a change in control.

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Name	Salary ($)	Bonus ($)	Stock Option Awards(1)	All Other Compensation ($)		Total ($)
Karl L. Hanneman (CEO) (calculated as COO position)	225,000	225,000	-	35,000	(1)	485,000
David A. Cross	N/A	N/A	-	C$18,000	(2)	C$18,000

(1)	Estimated based on annual salary contribution to the 401(k) plan subject to the contribution limit as prescribed by the Internal Revenue Service and continuation of medical benefits for a period of twelve months.
(2)	Represents the amount payable assuming the required 3 months’ notice is not given and therefore a payout of 3 months’ consulting fees is required.

Director Compensation

The Board has approved the payment of annual retainer fees to the non-management directors of the Company in recognition of the fact that service as a director in an active resource exploration company such as the Company requires a significant commitment of time and effort and the assumption of increasing liability. For the year ended December 31, 2016, independent directors received an annual retainer of C$37,000 and the Chair received an annual retainer C$55,000.

The Company reimburses all directors for their actual out-of-pocket costs incurred in attending Board and Board committee meetings.

Pursuant to the IRA, the directors who are nominees of Paulson are not entitled to receive any salary or other compensation (including directors’ fees) for their service as directors. However, they are entitled to reimbursement of reasonable travel and other expenses incurred by them to attend meetings of the Board, as well as the benefit of such customary directors’ and officers’ liability insurance providing coverage in amounts and terms satisfactory to Paulson. In addition, the Company is required to enter into indemnity agreements with each such director substantially in a form agreed by Paulson.

Director Compensation Table

The following table discloses all amounts of compensation provided to the Company’s directors for the Company’s most recently completed financial year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Anton J. Drescher	27,928	-	-	27,928
John J. Ellis	27,928	-	-	27,928
Mark R. Hamilton	27,928	-	-	27,928
Marcelo Kim(1)	-	-	-	-
Stephen A. Lang	41,514	-	-	41,514
Thomas S. Weng	27,928	-	-	27,928

(1)	Mr. Kim was appointed as a director on December 28, 2016. Mr. Kim is a nominee of Paulson, and therefore in accordance with the IRA, is not entitled to receive any compensation for acting as a director of the Company.

Outstanding Option-Based Awards

The following table sets forth the option-based awards granted to directors that were outstanding as at December 31, 2016 (based on vesting as it existed at December 31, 2016):

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Option-based Awards
Name	Number of Securities Underlying Unexercised options (#) Exercisable	Number of Securities Underlying Unexercised options (#) Unexercisable	Option exercise price (C$)	Option grant date	Option expiration date	Value of Unexercised in-the-money options ($)(1)
Anton J. Drescher	200,000	-	3.17	August 24, 2012	August 24, 2017	-
	60,000	-	1.11	February 25, 2014	February 25, 2022	-
	60,000	-	1.11	March 10, 2014	March 10, 2022	-
	40,000	20,000	1.00	March 16, 2015	March 16, 2023	-

John J. Ellis	60,000	-	1.11	February 25, 2014	February 25, 2022	-
	40,000	20,000	1.00	March 16, 2015	March 16, 2023	-

Mark R. Hamilton	200,000	-	3.17	August 24, 2012	August 24, 2017	-
	60,000	-	1.11	February 25, 2014	February 25, 2022	-
	60,000	-	1.11	March 10, 2014	March 10, 2022	-
	40,000	20,000	1.00	March 16, 2015	March 16, 2023	-

Stephen A. Lang	60,000	-	1.11	February 25, 2014	February 25, 2022	-
	40,000	20,000	1.00	March 16, 2015	March 16, 2023	-

Thomas S. Weng	60,000	-	1.11	February 25, 2014	February 25, 2022	-
	60,000	-	1.11	March 10, 2014	March 10, 2022	-
	40,000	20,000	1.00	March 16, 2015	March 16, 2023	-

(1)	Valued using the closing market price of Common Shares on the TSX on December 30, 2016 (C$0.77 per share) less the exercise price per share.

The Company has not granted any share-based awards. All options presented in this table vest as to one-third on the date of grant, one-third on the first anniversary of the grant date, and the balance on the second anniversary of the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth details of all equity compensation plans of the Company as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (C$)	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans
Equity Compensation Plans Approved by Securityholders(1)	6,026,200	1.61	10,192,497
Equity Compensation Plans Not Approved By Securityholders	None	None	None
Total	6,066,200	1.61	10,192,497

(1)	Until such time as the Company’s 2017 Deferred Share Unit Incentive Plan is approved by the shareholders, the Company’s only equity compensation plan is the 2006 Incentive Stock Option Plan.

2006 Incentive Stock Option Plan

The Company’s 2006 Incentive Stock Option Plan (Stock Option Plan”) was approved by shareholders of the Company in September 2006, and subsequently re-approved by shareholders of the Company in November 2007, October 2008 and October 2009. The Stock Option Plan was subsequently amended and approved by shareholders in September 2012 and May 2015. Under the rules of the TSX, the Company is next required to seek re-approval of the Stock Option Plan at its annual meeting in 2018 and, in any event, prior to May 25, 2018. The Stock Option Plan is a “rolling” plan, which means that the maximum number of Common Shares that may be issued pursuant to the exercise of options granted under the Stock Option Plan is 10% of the number of issued and outstanding Common Shares as at the date of grant.

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Purpose of the Stock Option Plan

The Stock Option Plan is intended as an incentive to enable the Company to attract and retain qualified directors, officers, employees and consultants of the Company and its affiliates, promote a proprietary interest in the Company and its affiliates among its employees, officers, directors and consultants, and stimulate the active interest of such persons in the development and financial success of the Company and its affiliates.

General Description of the Stock Option Plan

The Stock Option Plan is administered by the Compensation Committee of the Board (“CC”). Options are granted by the Board based upon the recommendations of the CC. The following is a brief description of the Stock Option Plan, which description is qualified in its entirety by the Stock Option Plan.

1.	Options may be granted to Employees, Officers, Directors, Non-Employee Directors, Management Company Employees, and Consultants (all as defined in the Stock Option Plan) of the Company and its affiliates who are, in the opinion of the CC, in a position to contribute to the success of the Company or any of its affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the CC, worthy of special recognition.

2.	The aggregate number of Common Shares that may be made issuable pursuant to options granted under the Stock Option Plan at any particular time (together with those Common Shares which may be issued pursuant to any other security-based compensation plan(s) of the Company or any other option(s) for services granted by the Company at such time), unless otherwise approved by shareholders, may not exceed that number which is equal to 10% of the Common Shares issued and outstanding at such time. For greater certainty, in the event options are exercised, expire or otherwise terminate, the Company may (subject to such 10% limit) grant an equivalent number of new options under the Stock Option Plan and the Company may (subject to such 10% limit) continue to grant additional options under the Stock Option Plan as its issued capital increases, even after the Stock Option Plan has received regulatory acceptance and shareholder approval.

3.	The number of Common Shares subject to each option will be determined by the Board at the time of grant (based upon the recommendations of the CC), provided that the maximum aggregate number of Common Shares issued pursuant to the exercise of options granted to insiders under the Stock Option Plan (together with those Common Shares which may be issued pursuant to any other security-based compensation plan of the Company or any other options for services granted by the Company) within a twelve (12) month period shall not exceed ten percent (10%) of the issued and outstanding number of Common Shares. Subject to the overall 10% limit described in 2 above, and the limitations on options to insiders as set forth above, there is no maximum limit on the number of options which may be granted to any one person.

4.	The exercise price of an option will be set by the CC in their discretion, but such price shall be fixed in compliance with the applicable provisions of the TSX Company Manual in force at the time of grant and, in any event, will not be less than the closing price of the Common Shares on the TSX on the day prior to the option grant.

5.	Options may be exercisable for a period of up to ten years from the date of grant. The Stock Option Plan does not contain any specific provisions with respect to the causes of cessation of entitlement of any optionee to exercise his option, provided, however, that the Board may, at the time of grant, determine that an option will terminate within a fixed period (which is shorter than the option term) upon the ceasing of the optionee to be an eligible optionee (for whatever reason) or upon the death of the optionee, provided that, in the case of the death of the optionee, an option will be exercisable only within one year from the date of the optionee’s death.

6.	Notwithstanding the expiry date of an option set by the Board, the expiry date will be adjusted, without being subject to the discretion of the Board or the CC, to take into account any blackout period imposed on the optionee by the Company. If the expiry date falls during, or within ten (10) business days after, a blackout period, then the expiry date of such option will, without any further action by the CC or the Board, be extended to the close of business on the tenth business day after the end of such blackout period.

7.	The Stock Option Plan does not provide for any specific vesting periods. The CC may, at the time of grant of an option, determine when that option will become exercisable and any applicable vesting periods, and may determine that that option will be exercisable in installments.

8.	On the occurrence of a takeover bid, issuer bid or going private transaction, the Board has the right to accelerate the date on which any option becomes exercisable and may, if permitted by applicable legislation, permit an option to be exercised conditional upon the tendering of the Common Shares thereby issued to such bid and the completion of, and consequent taking up of such Common Shares under, such bid or going private transaction.

9.	Options are non-assignable (except as specifically provided in the Stock Option Plan in the event of the death of the optionee), and may, during his/her lifetime, only be exercised by the optionee.

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10.	The exercise price per Common Share under an option may be reduced, at the discretion of the Board (upon the recommendation of the CC), if:

(a)	at least six months has elapsed since the later of the date such option was granted and the date the exercise price for such option was last amended; and

(b)	shareholder approval is obtained, including disinterested shareholder approval if required by the TSX.

11.	The present policy of the Board is not to provide any financial assistance to any optionee in connection with the exercise of any option.

12.	The present policy of the Board is not to transform an option granted under the Stock Option Plan into a stock appreciation right.

13.	If there is any change in the number of Common Shares outstanding through any declaration of a stock dividend or any consolidation, subdivision or reclassification of the Common Shares, the number of Common Shares available under the Stock Option Plan, the Common Shares subject to any granted stock option and the exercise price thereof will be adjusted proportionately, subject to any approval required by the TSX. If the Company amalgamates, merges or enters into a plan of arrangement with or into another corporation, and the Company is not the surviving or acquiring corporation, then, on any subsequent exercise of such option, the optionee will receive such securities, property or cash which the optionee would have received upon such reorganization if the optionee had exercised his or her option immediately prior to the record date.

14.	The Stock Option Plan provides that, subject to the policies, rules and regulations of any lawful authority or regulatory body having jurisdiction over the Company (including the TSX), the Board may, at any time, without further action or approval by the shareholders of the Company, amend the Stock Option Plan or any option granted under the Stock Option Plan (or related stock option agreement) for administrative purposes or in such other respects as it may consider advisable including, without limitation, to:

(a)	ensure that the options granted under the Stock Option Plan will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which a optionee to whom an option has been granted may from time to time be resident or a citizen;

(b)	correct any defect or omission or reconcile any inconsistency in the Stock Option Plan, any option or option agreement;

(c)	change vesting provisions of an option or the Stock Option Plan;

(d)	subject to (m) below, change termination provisions of an option;

(e)	add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of options;

(f)	ensure compliance with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(g)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Stock Option Plan that would facilitate the purchase of securities under the Stock Option Plan;

provided that shareholder approval shall be obtained for any amendment that results in:

(h)	an increase in the common shares issuable under options granted pursuant to the Stock Option Plan;

(i)	a change in the persons who qualify as participants eligible to participate under the Stock Option Plan;

(j)	a reduction in the exercise price of an option;

(k)	the cancellation and reissuance of any option;

(l)	the extension of the term of an option;

(m)	a change in the insider participation limit contained in subsection 5.1(b) (see paragraph 3 above);

(n)	options becoming transferable or assignable other than for the purposes described in section 10; and

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(o)	a change in the amendment provisions contained in section 16 (the section which permits the foregoing amendments).

Outstanding Options

There were no amendments to the terms of any previously granted options during the financial year ended December 31, 2016.

As at April 4, 2017, there were an aggregate of 6,026,200 options outstanding under the Stock Option Plan (3.71% of the issued and outstanding Common Shares as at such date) and an additional 10,192,497 options were available for grant (6.29% of the issued and outstanding Common Shares as at such date).

2017 Deferred Share Unit Incentive Plan

On April     , 2017, the directors approved, subject to shareholder approval, a deferred share unit plan, referred to as the 2017 Deferred Share Unit Incentive Plan, for directors and employees of the Company. The 2017 Deferred Share Unit Plan will be submitted for approval by the shareholders at the Meeting. See “Proposal Six – Approval of the 2017 Deferred Share Unit Incentive Plan” on page       for completed details of the Company’s deferred share unit plan.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

No individual who is, or at any time during the last completed financial year was, a director or executive officer of the Company or who is a proposed nominee for election as a director of the Company, or any of their respective associates or affiliates, has been, at any time since January 1, 2016, the beginning of the Company’s last completed financial year, either (a) indebted to the Company or any of its subsidiaries or (b) indebted to an entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth elsewhere in this Proxy Statement, no informed person of the Company, proposed director of the Company, or any associate of affiliate of any informed person or proposed director has had any material interest, direct or indirect, in:

(a)	any transaction since January 1, 2016 (being the commencement of the Company’s last completed financial year); or

(b)	any proposed transaction,

which materially affected or would materially affect the Company or any of its subsidiaries. As defined in National Instrument 51-102, “informed person” means:

(a)	a director or executive officer of a reporting issuer;

(b)	a director or executive officer of a person or company that is itself an informed person or subsidiary of a reporting issuer;

(c)	any person or company who beneficially owns, directly or indirectly, voting securities of a reporting issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the reporting issuer other than voting securities held by the person or company as underwriter in the course of a distribution; and

(d)	a reporting issuer that has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

MANAGEMENT CONTRACTS

The management functions of the Company during 2016 were not, to any substantial degree, performed by a person or persons other than the Company’s directors or senior officers.

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PROPOSAL THREE – APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended that PricewaterhouseCoopers, LLP (“PwC”) be nominated for appointment at the Meeting as the Company’s independent auditors for the fiscal year ended December 31, 2017. PwC are the current independent auditors for the Company, and were first appointed as such on March 16, 2012.

Accordingly, unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the appointment of PwC as auditors of the Company for the financial year ending December 31, 2017 and to authorize the Directors to fix the auditors’ remuneration.

Representatives of PwC are expected to be present at the Meeting and will have the opportunity to make a statement if they desire. Also, PwC will be available to respond to appropriate questions from shareholders.

Independent Auditors Fees

The following table provides amounts billed by PwC, the Company’s independent auditors for professional services rendered to the Company during the last two fiscal years:

	Audit Fees ($)	Audit-Related Fees ($)		Tax Fees ($)	All Other Fees ($)	Total Fees ($)
Fiscal Year Ended December 31, 2016	38,042	19,021		-	-	57,063

Fiscal Year ended December 31, 2015	41,383	20,692	(1)	-	-	62,075

(1)	Audit-related fees consisted of procedures related to interim financial statements.

The Audit Committee has established procedures for engagement of an independent registered public accounting firm to perform services other than audit, review and attest services. In order to safeguard the independence of the Company’s auditor, for each engagement to perform such non-audit service, (a) the Company and the auditor affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) the Company describes the reasons for hiring the auditor to perform the services; and (c) the auditor affirms to the Audit Committee that it is qualified to perform the services. The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by PwC in 2016 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures.

Vote Required for Approval

With respect to the appointment of the auditors, the allowable votes are “For” and “Withhold”. “Withhold” votes do not represent “Against” votes. Accordingly, a single vote “For” will be sufficient to elect PricewaterhouseCoopers LLP, who are proposed by the Company’s Audit Committee for appointment as the Company’s auditors for the fiscal year ending December 31, 2017.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS AUDITOR/INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

Audit Committee Report

The Audit Committee has reviewed and discussed with the Company and PwC, the Company’s independent auditors for the Fiscal Year 2016, the audited financial statements of the Company for the fiscal year ended December 31, 2016. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PwC the matters required under applicable professional auditing standards and regulations as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received and reviewed the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

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Submitted by the following members of the Audit Committee of the Board:

Anton J. Drescher, Chair

Mark R. Hamilton

Thomas S. Weng

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PROPOSAL FOUR - ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, at the Meeting shareholders will be asked to approve the following advisory, non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The Company is asking shareholders to approve an advisory, non-binding resolution on compensation of its named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to the Company’s fiscal year 2016 executive compensation strategy and the compensation paid to the NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs as described in this Proxy Statement.

Although the vote on this proposal is advisory only, the Board and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on Proposal Four is required to approve the matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL FIVE – APPROVAL OF ISSUANCE OF COMMON SHARES TO THOMAS IRWIN

Background

On January 1, 2014, Thomas Irwin was appointed as the Chief Executive Officer of the Company. Prior to that he was the Vice President of the Company from August 2012 to December 2013, and was Alaska General Manager from January 2012 to August 2012. Mr. Irwin originally joined the Company as the Livengood Project Construction Manager in March 2011. During his tenure at the Company, Mr. Irwin assumed greater and greater responsibility for the progress of the Livengood Project, and, as CEO, successfully spearheaded the completion of the initial stage of the optimization process that produced the Company’s new Pre-feasibility Study in October 2016. In addition, Mr. Irwin successfully negotiated and closed two significant financings allowing the Company to continue the optimization work at Livengood and to retire the outstanding derivative payment which resulted in the Company securing a strategic land package at the Livengood Project.

During Mr. Irwin’s tenure as CEO, his employment contract provided for a target bonus equal to 100% of his annual base salary. However, as a consequence of the Company’s cash position in a down market, and the desire to fully fund the optimization study, Mr. Irwin was, based on his recommendation, not awarded a bonus for any of the fiscal years during which he served as Chief Executive Officer.

Upon his transition to Senior Adviser on January 31, 2017, the Compensation Committee approved, and the Board voted to award to Mr. Irwin, subject to shareholder and regulatory approval, a one-time payment of $175,000, to be settled in Common Shares, in recognition of the exemplary efforts of Mr. Irwin on behalf of the Company during his tenure as CEO. Based on the USD-CAD exchange rate (USD 1.00 = CAD 1.3030), and the 5 day volume weighted average price of the Common Shares on the TSX (CAD 0.859), both as at January 31, 2017, the number of Common Shares to be issued to Mr. Irwin is 265,454 (less the number of Common Shares equivalent to any amounts required to be withheld under statutory withholding requirements). The 265,454 Common Shares represent 0.16% of the currently outstanding Common Shares. Mr. Irwin also receives a monthly payment of $5,000 in his position as Senior Advisor.

Because the proposed issuance to Mr. Irwin is (a) a security-based compensation arrangement, (b) to an insider and (c) not pursuant to a security based compensation arrangement previously approved by the shareholders of the Company, the TSX and the NYSE-MKT both require that such issuance be subject to shareholder approval.

Accordingly, at the meeting, shareholders will be asked to approve a resolution in substantially the following form:

RESOLVED, that the issuance of an aggregate of up to 265,454 Common Shares to Thomas Irwin, the Company’s former Chief Executive Officer, be and the same is hereby approved.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting (excluding any Common Shares held by Thomas Irwin which, to the knowledge of the Company, equals 50,000 Common Shares) and actually voted on Proposal Five is required to approve the matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ISSUANCE OF COMMON SHARES TO THOMAS IRWIN.

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PROPOSAL SIX – APPROVAL OF 2017 DEFERRED SHARE UNIT INCENTIVE PLAN

Background

On April    , 2017, the Board adopted a deferred share unit plan (the “DSU Plan”). The purpose of the DSU Plan is to allow the Company to grant deferred share units (“DSUs”), each of which is a unit that is equivalent in value to a Common Share, to directors, officers and employees of the Company or a subsidiary of the Company (“Eligible Persons”) as recognition of their contributions and to provide for an incentive for their continuing relationship with the Company. The granting of such DSUs is intended to promote a greater alignment of the interests of Eligible Persons with the interests of shareholders.

Description of 2017 Deferred Share Unit Incentive Plan

A copy of the DSU Plan is attached as Schedule A to this Proxy Circular. The following description of the DSU Plan is qualified in its entirety by the terms of the attached DSU Plan.

Grants of DSU’s

The DSU Plan will be administered by the Compensation Committee, which, from time to time in its sole discretion, will grant DSUs to Eligible Persons (“Participants”). In respect of each grant of DSUs, the Compensation Committee will determine on the date of such grant (i) the number of DSUs allocated to the Participant, (ii) whether the Participant will be entitled to elect to receive a cash payment in lieu of Common Shares in respect of such DSUs on the Distribution Date (as defined below) (such DSUs, “Cash Option DSUs”), and (iii) such other terms and conditions of the DSUs applicable to the grant.

Vesting

DSUs will be fully vested upon being granted and credited to an account maintained by the Company for each Participant by means of a book-keeping entry (an “Account”). The Company may maintain one or more accounts in respect of each Participant.

Limits on Issuances

Notwithstanding any other provision of the DSU Plan:

1.	the maximum number of Common Shares issuable pursuant to outstanding DSUs at any time will be limited to 10% of the aggregate number of issued and outstanding Common Shares, provided that the maximum number of Common Shares issuable pursuant to outstanding DSUs and all other security based compensation arrangements (which includes the Stock Option Plan), may not exceed 10% of the Common Shares outstanding from time to time;

2.	the number of Common Shares reserved for issuance to any one Participant under all security based compensation arrangements may not exceed 5% of the issued and outstanding Common Shares;

3.	the number of Common Shares issuable to insiders (as defined in the TSX Company Manual), at any time, under all security based compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares; and

4.	the number of Common Shares issued to insiders, within any one year period, under all security based compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares.

For the purposes of the above limitations, issued and outstanding Common Shares are computed on a non-diluted basis. Any increase in the issued and outstanding Common Shares (whether as a result of the issue of Common Shares pursuant to DSUs or otherwise) will result in an increase in the number of Common Shares that may be issued pursuant to DSUs outstanding at any time and any increase in the number of DSUs granted will, upon the issue of Common Shares pursuant thereto, make new grants available under the DSU Plan. Further, if the acquisition of Common Shares by the Company for cancellation should result in the foregoing tests no longer being met, this will not constitute non-compliance with the above limitations for any grants outstanding prior to such purchase of Common Shares for cancellation.

DSUs that are cancelled or terminated will result in the Common Shares that were reserved for issuance thereunder being available for a subsequent grant of DSUs pursuant to the DSU Plan to the extent of any Common Shares issuable thereunder that are not issued under such cancelled or terminated DSUs.

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Distribution of DSU’s following the Separation Date

A Participant who ceases to hold any office as a director, officer or employee of the Company or a subsidiary of the Company, including as a result of disability or death (the date of such cessation, the “Separation Date”), will have the right to receive that number of Common Shares from treasury (“Payment Shares”) equal to the number of DSUs in the Participant’s Account(s) or, in the case of Cash Option DSUs and upon the election of the Participant, a cash payment (a “Cash Payment”) in lieu of Payment Shares in respect of a portion or all of such DSUs, on the date (the “Distribution Date”) that the Participant may elect by written notice delivered to the Chief Financial Officer of the Company on or before November 15 of the calendar year following the calendar year in which the Separation Date occurs; provided however, that in no event will the Distribution Date be earlier than the Separation Date or later than December 1 of the calendar year following the calendar year in which the Separation Date occurs. If the Participant fails to deliver such notice, the Distribution Date will be deemed to be December 1 of the calendar year following the calendar year in which the Separation Date occurs.

A Cash Payment, if applicable, will be equal to (i) the number of DSUs in respect of which the Participant has elected to receive cash in lieu of Payment Shares multiplied by (ii) the Fair Market Value of a Common Share on the Distribution Date. For the purposes of the DSU Plan, “Fair Market Value” with respect to a Common Share, as at any date, means the weighted average of the prices at which the Common Shares traded on the TSX (or, if the Common Shares are not then listed and posted for trading on the TSX or are then listed and posted for trading on more than one stock exchange, on such stock exchange on which the majority of the trading volume of the Common Shares occurs) for the five (5) trading days on which the Common Shares traded on such exchange immediately preceding such date. In the event that the Common Shares are not listed and posted for trading on any stock exchange, the Fair Market Value will be the fair market value of a Common Share as determined by the Board in its discretion, acting reasonably and in good faith.

The Payment Shares and/or, where applicable, the Cash Payment will be issued or paid within ten (10) business days after the Distribution Date. Upon payment in full of the value of all of the DSUs in the Participant’s Account(s) by way of Payment Shares and/or a Cash Payment, as the case may be, less any applicable withholding taxes, the DSUs will be cancelled and no further payments will be made to the Participant under the DSU Plan.

For the purposes of the foregoing, where the Participant is deceased and where the context requires, references to “Participant” are in reference to the Participant’s estate and where the Participant is required to make an election, the legal representative of the Participant’s estate may make such election.

Adjustments to DSU’s

In the event: (a) of any change in the Common Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or (b) that any rights are granted to all or substantially all shareholders to purchase Common Shares at prices substantially below Fair Market Value as of the date of grant (other than the payment of dividends in respect of the Common Shares); or (c) that, as a result of any recapitalization, merger, consolidation or other transaction, the Common Shares are converted into or exchangeable for any other securities or property, the Board may make such adjustments to the DSU Plan, the agreements documenting each grant under the DSU Plan (the “DSU Agreements”) and the DSUs outstanding under the DSU Plan as the Board may, in its discretion, consider appropriate in the circumstances to prevent dilution or enlargement of the rights granted to Participants and/or to provide for the Participants to receive and accept such other securities or property in lieu of Common Shares as the Board in its discretion considers fair and appropriate in the circumstances, and the Participants will be bound by any such determination.

Amendment of the DSU Plan

The Board may amend, suspend or discontinue the DSU Plan or amend any DSU or DSU Agreement at any time without the consent of any Participant, provided that such amendment, suspension or termination will not adversely alter or impair the rights of any Participant in respect of any DSU previously granted to such Participant under the DSU Plan, except as otherwise permitted under the DSU Plan. In addition, the Board may, by resolution, amend the DSU Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder approval; provided, however, that at any time while the Common Shares are listed for trading on the TSX, the Board will not be entitled to amend the DSU Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder and, if applicable, TSX acceptance: (i) to increase the maximum number of Common Shares issuable pursuant to the DSU Plan; (ii) to permit the assignment or transfer of a DSU other than as provided for in the DSU Plan; (iii) to add to the categories of persons eligible to participate in the DSU Plan; (iv) to remove or amend the limits on issuances to insiders under the DSU Plan; (v) to remove or amend the amendment provisions of the DSU Plan; or (vi) in any other circumstances where TSX and shareholder approval is required by the TSX.

Without limitation of the foregoing, the Board may (i) correct any defect in the manner and to the extent or reconcile any inconsistency in the DSU Plan and (ii) establish, amend, and rescind any rules and regulations relating to the DSU Plan it deems necessary or desirable for the administration of the DSU Plan.

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Termination or Suspension of the DSU Plan

If the Board terminates or suspends the DSU Plan, previously credited DSUs will remain outstanding and in effect in accordance with the terms of the DSU Plan.

Transferability

Except as required by law, the rights of a Participant under the DSU Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

Approval of the DSU Plan

As at April 4, 2017, the maximum number of Common Shares that could be issued under the DSU Plan and the Stock Option Plan was 162,186,972, representing 10% of the number of issued and outstanding Common Shares on that date (on a non-diluted basis). As at April 4, 2017, the Corporation had options to potentially acquire 6,026,200 Common Shares outstanding under the Stock Option Plan (representing approximately 3.71% of the outstanding Common Shares), leaving up to 10,192,497 Common Shares available for future grants under the DSU Plan and under the Stock Option Plan (combined) based on the number of outstanding Common Shares as at that date on a non-diluted basis (representing an aggregate of approximately 6.29% of the outstanding Common Shares). As at April 4, 2017, there are fifteen (15) persons eligible to participate in the DSU Plan.

As the DSU Plan is a security based compensation arrangement (as defined in the TSX Company Manual), approval from shareholders will be sought at the Meeting to ratify the approval of the DSU Plan and the granting of DSUs in accordance with the DSU Plan.

If shareholder approval of the DSU Plan is not obtained at the Meeting, the DSU Plan will be of no force or effect.

Accordingly, at the meeting, shareholders will be asked to approve a resolution in substantially the following form:

“RESOLVED, as an ordinary resolution, that:

1.	the Company’s 2017 Deferred Share Unit Incentive Plan *(“DSU Plan”), in the form attached as Schedule A to the Company’s Proxy Statement dated April , 2017, be and is hereby ratified, confirmed and approved;

2.	the Company be and is hereby authorized to grant deferred share units (“DSU’s”) pursuant to the terms and conditions of the DSU Plan equal in number up to an aggregate fixed percentage 10% of the aggregate number of issued and outstanding Common Shares, provided that the maximum number of Common Shares issuable pursuant to outstanding DSUs and all other security based compensation arrangements (which includes the Company’s 2006 Incentive Stock Option Plan), may not exceed 10% of the Common Shares outstanding from time to time, and all unallocated DSU’s issuable pursuant to the DSU Plan be and are hereby specifically authorized and approved until May 24, 2020;

3.	the DSU Plan shall become effective as of May 24, 2017 and shall require re-approval by the shareholders on or before May 24, 2020 in order to remain effective past that date; and

4.	the directors of the Company are hereby authorized, to the extent permitted under the DSU Plan, to make such amendments to the DSU Plan as the directors of the Company may, in their sole discretion, determine are necessary, desirable or useful, including, without limiting the generality thereof, authority, from time to time, to make amendments to the DSU Plan without the approval of or further authority from the shareholders of the Company, but only as specifically permitted in the DSU Plan.”

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on Proposal Six is required to approve the matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S 2017 DEFERRED SHARE UNIT INCENTIVE PLAN.

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OTHER MATTERS

The Board knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting each person named in the proxy is entitled to vote such proxy in accordance with his own judgment on such matters.

Shareholder Proposals

Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals intended to be presented at the 2018 Annual General Meeting of shareholders and to be included in the Company’s proxy materials for the 2018 Annual General Meeting of shareholders must be received by the Company at its registered office in Vancouver, British Columbia, by no later than December      , 2017, which is 120 calendar days before the date the Company’s proxy statement is released to shareholders in connection with the previous year’s annual meeting, if such proposals are to be considered timely and included in the proxy materials. If the next annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. The inclusion of any shareholder proposal in the proxy materials for the 2018 Annual General Meeting of shareholders will be subject to the applicable rules of the Securities and Exchange Commission.

Proxies for the 2018 Annual General Meeting of shareholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice by 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual general meeting of shareholders. If the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the registrant sends its proxy materials for the current year.

The Company’s Articles do not provide a method for a shareholder to submit a proposal for consideration at the 2018 annual general meeting of shareholders. However, the BCBCA, in Division 7 of Part 5, “Shareholder Proposals”, sets forth the procedure by which a person who:

(a)	is a registered owner or beneficial owner of one or more Common Shares; and

(b)	has been a registered owner or beneficial owner of one or more such Common Shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal,

may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a “proposal”). The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be supported in writing by the holders of either at least 1% of the issued Common Shares or Common Shares having an aggregate value of CAD 2,000, must contain certain information and must be submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting.

ADDITIONAL INFORMATION

Additional information regarding the Company and its business activities is available on the SEDAR website located at www.sedar.com under “Company Profiles – International Tower Hill Mines Ltd.” and the SEC’s internet website at www.sec.gov. The Company’s financial information is provided in the Company’s comparative financial statements and related management discussion and analysis for its most recently completed financial year and may be viewed on the SEDAR website and the SEC’s website at the locations noted above. Shareholders of the Company may request copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed as the Company’s 2016 Annual Information Form) and financial statements and related management discussion and analysis for the fiscal year ended December 31, 2016 by contacting the Corporate Secretary of the Company by mail at Suite 2300 – 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/Marla Ritchie

Marla Ritchie, Corporate Secretary

Vancouver, British Columbia, Canada

April       , 2017

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Schedule A

INTERNATIONAL TOWER HILL MINES LTD.

2017 DEFERRED SHARE UNIT PLAN

Dated for Reference ●, 2017

Article 1

INTRODUCTION

1.1	Purpose

The purpose of this Plan is to recognize contributions made by Directors, Officers and Employees and to provide for an incentive for their continuing relationship with International Tower Hill Mines Ltd. and its Subsidiaries.

Article 2

INTERPRETATION

2.1	Definitions

For purposes of the Plan:

(a)	“Account” means an account maintained by the Corporation for each Participant and which shall be credited by means of a book-keeping entry with DSUs that are granted in accordance with the terms of the Plan and the applicable DSU Agreements;

(b)	“Applicable Withholding Amounts” is defined in Section 4.11(b) of the Plan;

(c)	“Board” means the Board of Directors of the Corporation as may be constituted from time to time;

(d)	“Cash Option DSUs” is defined in Section 4.1(a)(ii) of the Plan;

(e)	“Cash Payment” means a cash payment equal to (i) the number of DSUs in respect of which the applicable Participant has elected to receive a cash payment in lieu of Payment Shares pursuant to Section 4.8 multiplied by (ii) the Fair Market Value of a Share on the Distribution Date;

(f)	“Cash Settlement Notice” is defined in Section 4.8 of the Plan;

(g)	“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan; provided, however, that if no such committee is in existence at any particular time and the Board has not appointed another committee of the Board to administer the Plan, all references in the Plan to “Committee” shall at such time be in reference to the Board;

(h)	“Corporation” means International Tower Hill Mines Ltd.;

(i)	“Director” means a director of the Corporation or a Subsidiary of the Corporation;

(j)	“Distribution Date” is defined in Section 4.6 of the Plan;

(k)	“Distribution Date Notice” is defined in Section 4.6 of the Plan;

(l)	“Dividend Equivalents” is defined in Section 4.4 of the Plan;

(m)	“DSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 4;

(n)	“DSU Agreement” is defined in Section 4.2 of the Plan;

(o)	“Eligible Person” means any person who is a Director, Officer or Employee;

(p)	“Employee” means an employee of the Corporation or a Subsidiary of the Corporation, other than an Officer;

(q)	“Fair Market Value” with respect to a Share, as at any date, means the weighted average of the prices at which the Shares traded on the TSX (or, if the Shares are not then listed and posted for trading on the TSX or are then listed and posted for trading on more than one stock exchange, on such stock exchange on which the majority of the trading volume of the Shares occurs) for the five (5) trading days on which the Shares traded on such exchange immediately preceding such date. In the event that the Shares are not listed and posted for trading on any stock exchange, the Fair Market Value shall be the fair market value of a Share as determined by the Board in its discretion, acting reasonably and in good faith;

(r)	“Insider” means an “insider” as that term is defined in Part I of the TSX Company Manual;

(s)	“Officer” means an officer of the Corporation or a Subsidiary of the Corporation;

(t)	“Participant” means an Eligible Person to whom a grant of DSUs is made in accordance with the Plan;

(u)	“Payment Shares” is defined in Section 4.7(a) of the Plan;

(v)	“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, fund, organization or other group of organized persons, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, court, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

(w)	“Plan” means this Deferred Share Unit Plan as amended, restated, supplemented or otherwise modified from time to time;

(x)	“Security Based Compensation Arrangement” means a “security based compensation agreement” as that term is defined in Part VI of the TSX Company Manual;

(y)	“Separation Date” means, in respect of a Participant, the date on which such Participant Terminated Service, and, for greater certainty, the Separation Date shall not be delayed or otherwise affected by any deemed notice periods or extensions of leave or salary and benefits;

(z)	“Share” means a common share without par value in the capital of the Corporation or, in the event of an adjustment contemplated by Section 4.9, such other number or type of securities as the Committee may determine;

(aa)	“Subsidiary” means a “subsidiary” as that term is defined in the Business Corporations Act (British Columbia);

(bb)	“Terminated Service” means that the Participant has ceased to hold any office as a Director, Officer or Employee, including as a result of disability or death;

(cc)	“TSX” means the Toronto Stock Exchange; and

(dd)	“TSX Company Manual” means the Toronto Stock Exchange Company Manual, as amended from time to time.

2.2	Interpretation

(a)	Words in the singular include the plural and words in the plural include the singular.

(b)	The headings in this document are for convenience and reference only and shall not be deemed to alter or affect any provision hereof.

(c)	The words “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to this document as a whole and not to any particular Article, Section, paragraph or other part hereof.

(d)	Wherever the word “include”, “includes” or “including” is used, it shall be deemed to be followed by the words “without limitation”.

(e)	Whenever the Board or, where applicable, the Committee or any sub-delegate of the Committee is to exercise discretion in the administration of the terms and conditions of the Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee or the sub-delegate of the Committee, as the case may be.

(f)	Unless otherwise specified, all references to money amounts are to Canadian currency.

Article 3

ADMINISTRATION OF THE PLAN

3.1	Administration of the Plan

(a)	Except for matters that are under the jurisdiction of the Board as specified under the Plan or as required by law and subject to Section 3.1(b), the Plan shall be administered by the Committee and the Committee has sole and complete authority, in its discretion, to:

(i)	interpret and construe any provision hereof and decide all questions of fact arising in their interpretation;

(ii)	adopt, amend, suspend and rescind such rules and regulations for administration of the Plan as the Board may deem necessary in order to comply with the requirements of the Plan, or in order to conform to any law or regulation or to any change in any laws or regulations applicable thereto;

(iii)	exercise rights reserved to the Corporation under the Plan;

(iv)	take any and all actions permitted by the Plan;

(v)	prescribe forms for notices to be prescribed by the Corporation under the Plan; and

(vi)	make any other determinations and take such other action in connection with the administration of the Plan that it in good faith deems necessary or advisable.

The Committee’s determinations and actions under the Plan are final, conclusive and binding on the Corporation, the Participants and all other Persons.

(b)	To the extent permitted by applicable law, the Committee may, from time to time, delegate to any specified officer of the Corporation all or any of the powers of the Committee. In such event, the specified officer shall exercise the powers delegated to it by the Committee in the manner and on the terms authorized by the Committee. Any decision made or action taken by the specified officer arising out of or in connection with the administration or interpretation of the Plan in this context is final, binding and conclusive on the Corporation, the Participants and all other Persons.

3.2	Eligibility

Any individual who at the relevant time is an Eligible Person is eligible to participate in the Plan. Eligibility to participate does not confer upon any individual a right to receive a grant of DSUs pursuant to the Plan.

3.3	Exemption from Plan Participation

Notwithstanding any other provision of the Plan, if a Participant is resident in a jurisdiction in which a grant of DSUs under the Plan might be considered to be income which is subject to taxation at the time of such grant, the Participant may elect not to participate in the Plan by providing a written notice to the [Chief Financial Officer] of the Corporation.

3.4	Discretionary Relief

Notwithstanding any other provision hereof, the Board may, in its discretion, waive any condition set out herein if it determines that specific individual circumstances warrant such waiver.

Article 4

DEFERRED SHARE UNITS

4.1	Grant of Deferred Share Units

(a)	The Committee may, from time to time in its discretion, grant DSUs to Eligible Persons and, upon such grant, such Eligible Persons shall become Participants in the Plan. For greater certainty, such DSUs shall be governed by the provisions of the Plan and the respective DSU Agreement (as defined below). In respect of each grant of DSUs, the Committee shall determine on the date of such grant:

(i)	the number of DSUs allocated to the Participant;

(ii)	whether the Participant shall be entitled to elect to receive a Cash Payment in lieu of Payment Shares in respect of such DSUs on the Distribution Date (such DSUs, “Cash Option DSUs”); and

(iii)	such other terms and conditions of the DSUs applicable to the grant.

(b)	The Corporation shall not make any grant of DSUs pursuant to the Plan unless and until such grant or issuance and delivery can be completed in compliance with all applicable laws, including tax regulations, and all other regulations, rules, orders of governmental or regulatory authorities and the requirements of all applicable stock exchanges upon which Shares are listed. The Corporation shall be obligated to take all reasonable action to comply with any such laws, regulations, rules, orders or requirements.

(c)	One or more accounts shall be maintained by the Corporation in respect of each Participant and shall be credited with DSUs granted to such Participant from time to time.

4.2	DSU Agreement

All grants of DSUs hereunder shall be documented by an agreement between the Corporation and the applicable Participant in substantially the form set out in Schedule B hereto (a “DSU Agreement”).

4.3	Vesting

DSUs shall be fully vested upon being granted.

4.4	Adjustments for Dividends

Subject to Section 5.2(c), where a cash dividend is paid on Shares, any DSU granted to a Participant prior to the record date for such dividend will be adjusted so that the number of Payment Shares that will be issued in respect of a DSU, or will be issuable for the purposes of determining the Cash Payment in respect of a DSU pursuant to Section 4.7 or 4.8, as the case may be, will be increased by the amount which is the quotient obtained by dividing the amount of the dividend per Share by the Fair Market Value of a Share as of the record date for such dividend, with fractions computed to three decimal places (“Dividend Equivalents”).

The foregoing does not obligate the Corporation to declare or pay dividends on Shares and nothing in the Plan shall be interpreted as creating such an obligation.

4.5	Reporting of Deferred Share Units

The Corporation shall provide each Participant with a statement of his or her Account(s) on an annual basis.

4.6	Distribution Date Election

For the purposes of Sections 4.6, 4.7 and 4.8, where the Participant is deceased and the context requires, references to “Participant” shall be in reference to the Participant’s estate and where the Participant is required to make an election, the legal representative of the Participant’s estate may make such election. A Participant who has Terminated Service shall have the right to receive Payment Shares or, where applicable, a Cash Payment in respect of DSUs recorded in the Participant’s Account(s) in accordance with Sections 4.7 or 4.8, as applicable, on the date (the “Distribution Date”) as the Participant may elect by written notice (a “Distribution Date Notice”) delivered to the Chief Financial Officer of the Corporation on or before November 15 of the calendar year following the calendar year in which the Separation Date occurs; provided, however, that in no event shall the Distribution Date be earlier than the Separation Date or later than December 1 of the calendar year following the calendar year in which the Separation Date occurs. If the Participant fails to deliver a Distribution Date Notice as provided herein, the Distribution Date shall be deemed to be December 1 of the calendar year following the calendar year in which the Separation Date occurs.

4.7	Distribution of Deferred Share Units in Payment Shares

Subject to Sections 4.8 and 4.11:

(a)	The Corporation shall, within ten (10) business days after the Distribution Date, issue to the Participant that number of treasury Shares equal to the number of DSUs in the Participant’s Account(s) that became payable on the Distribution Date (the “Payment Shares”), provided that the Corporation shall not be required to issue any fractional share or make any payment in lieu thereof.

(b)	The Corporation shall not be required to issue or cause to be delivered Payment Shares or issue or cause to be delivered certificates evidencing Payment Shares, unless and until such issuance and delivery can be completed in compliance with the applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of all applicable stock exchanges upon which Shares are listed. The Corporation shall be obligated to take all reasonable action, on a timely basis, to comply with any such laws, regulations, rules, orders, or requirements.

4.8	Distribution of Deferred Share Units as Cash Payment

In the event any DSUs in the Participant’s Account(s) are Cash Option DSUs and the Participant elects to receive a cash payment in lieu of Payment Shares in respect of a portion or all of such DSUs by providing a written notice to the Chief Financial Officer of the Corporation at least five (5) business days prior to the Distribution Date (a “Cash Settlement Notice”), subject to Section 4.11, the Participant shall be entitled to receive an amount equal to the applicable Cash Payment, which amount shall be paid to the Participant in cash within ten (10) business days after the Distribution Date. If the Participant fails to deliver a Cash Settlement Notice as provided in this Section 4.8, the Participant will be issued Payment Shares in respect of all of the DSUs in the Participant’s Account(s) in accordance with Section 4.7.

4.9	Adjustments to Deferred Share Units

In the event: (a) of any change in the Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or (b) that any rights are granted to all or substantially all shareholders to purchase Shares at prices substantially below Fair Market Value as of the date of grant (other than the payment of dividends in respect of the Shares as contemplated by Section 4.4); or (c) that, as a result of any recapitalization, merger, consolidation or other transaction, the Shares are converted into or exchangeable for any other securities or property, the Board may make such adjustments to the Plan, the DSU Agreements and the DSUs outstanding under the Plan as the Board may, in its discretion, consider appropriate in the circumstances to prevent dilution or enlargement of the rights granted to Participants hereunder and/or to provide for the Participants to receive and accept such other securities or property in lieu of Shares as the Board in its discretion considers fair and appropriate in the circumstances, and the Participants shall be bound by any such determination.

4.10	U.S. Taxpayers

The rules set forth in Schedule A hereto apply to any Participant who is a U.S. Taxpayer (as defined therein) and form a part of the Plan.

4.11	Taxes

(a)	A Participant shall be solely responsible for reporting and paying income tax payable in respect of any Shares or cash received by the Participant under the Plan. The Corporation shall provide each Participant (or cause each Participant to be provided with) such information as may be required by applicable law to report income, if any, arising upon the grant or exercise of rights under the Plan by a Participant.

(b)	The Corporation shall have the power and the right to deduct or withhold, or require (as a condition of the issuance of Payment Shares or the payment of a Cash Payment, as the case may be) a Participant to remit to the Corporation, an amount to satisfy, in whole or in part, and as determined by the Corporation, federal, provincial, state, and local taxes, domestic or foreign, required by law to be withheld (including any social insurance or social security contributions, including under the Canada Pension Plan) with respect to any taxable event arising as a result of the Plan, including the grant of DSUs or the issuance of Payment Shares or payment of a Cash Payment under the Plan (collectively, “Applicable Withholding Amounts”). The Corporation shall have the irrevocable right to set off, and the Participant consents to the Corporation setting off, Applicable Withholding Amounts, in whole or in part, against amounts otherwise owing by the Corporation to such Participant (whether arising pursuant to the Participant relationship as an Officer or Employee or as a result of the Participant providing services on an ongoing basis to the Corporation or otherwise), or may make such other arrangements as are satisfactory to the Participant and the Corporation. In addition, the Corporation may elect, in its sole discretion, to satisfy Applicable Withholding Amounts, in whole or in part, by withholding such number of Payment Shares as it determines are required to be sold by the Corporation, as agent on behalf of the Participant, to satisfy Applicable Withholding Amounts net of selling costs (which costs shall be the responsibility of the Participant and which shall be and are authorized to be deducted from the proceeds of sale). The Participant consents to such sale and grants to the Corporation an irrevocable power of attorney to effect the sale of such Payment Shares and acknowledges and agrees that the Corporation does not accept responsibility for the price obtained on the sale of such Payment Shares. Any amounts in excess of Applicable Withholding Amounts received by the Corporation pursuant to such sale (net of selling costs) shall be paid to the Participant as soon as reasonably practicable following such sale. Any reference in the Plan to the issuance of Payment Shares pursuant to Section 4.7 or the payment of a Cash Payment pursuant to Section 4.8 is expressly subject to this Section 4.11(b).

4.12	DSUs Non-Transferable

Except as required by law, the rights of a Participant hereunder are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

4.13	Effect of Payment

Upon payment in full of the value of all of the DSUs in the Participant’s Account(s) by way of Payment Shares and/or a Cash Payment, as the case may be, less Applicable Withholding Amounts, the DSUs shall be cancelled and no further payments shall be made to the Participant under the Plan.

Article 5

GENERAL

5.1	Limits on Issuances

Notwithstanding any other provision of the Plan:

(a)	the maximum number of Shares issuable pursuant to outstanding DSUs at any time shall be limited to 10% of the aggregate number of issued and outstanding Shares, provided that the maximum number of Shares issuable pursuant to outstanding DSUs and all other Security Based Compensation Arrangements, shall not exceed 10% of the Shares outstanding from time to time;

(b)	the number of Shares reserved for issuance to any one Participant under all Security Based Compensation Arrangements shall not exceed 5% of the issued and outstanding Shares;

(c)	the number of Shares issuable to Insiders, at any time, under all Security Based Compensation Arrangements, shall not exceed 10% of the issued and outstanding Shares; and

(d)	the number of Shares issued to Insiders, within any one year period, under all Security Based Compensation Arrangements, shall not exceed 10% of the issued and outstanding Shares.

For the purposes of this Section 5.1, issued and outstanding Shares are computed on a non-diluted basis. Any increase in the issued and outstanding Shares (whether as a result of the issue of Shares pursuant to DSUs or otherwise) will result in an increase in the number of Shares that may be issued pursuant to DSUs outstanding at any time and any increase in the number of DSUs granted will, upon the issue of Shares pursuant thereto, make new grants available under the Plan. Further, if the acquisition of Shares by the Corporation for cancellation should result in the foregoing tests no longer being met, this shall not constitute non-compliance with this Section 5.1 for any grants outstanding prior to such purchase of Shares for cancellation.

DSUs that are cancelled or terminated shall result in the Shares that were reserved for issuance thereunder being available for a subsequent grant of DSUs pursuant to the Plan to the extent of any Shares issuable thereunder that are not issued under such cancelled or terminated DSUs.

5.2	Amendment, Suspension, or Termination of Plan

(a)	The Board may amend, suspend or discontinue the Plan or amend any DSU or DSU Agreement at any time without the consent of any Participant, provided that such amendment, suspension or termination shall not adversely alter or impair the rights of any Participant in respect of any DSU previously granted to such Participant under the Plan, except as otherwise permitted hereunder. In addition, the Board may, by resolution, amend the Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder approval; provided, however, that at any time while the Shares are listed for trading on the TSX, the Board shall not be entitled to amend the Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder and, if applicable, TSX approval: (i) to increase the maximum number of Shares issuable pursuant to the Plan; (ii) to permit the assignment or transfer of a DSU other than as provided for in the Plan; (iii) to add to the categories of persons eligible to participate in the Plan; (iv) to remove or amend Section 5.1(c), or Section 5.1(d); (v) to remove or amend this Section 5.2(a); or (vi) in any other circumstances where TSX and shareholder approval is required by the TSX.

(b)	Without limitation of Section 5.2(a), the Board may (i) correct any defect in the manner and to the extent or reconcile any inconsistency in the Plan and (ii) establish, amend, and rescind any rules and regulations relating to the Plan it deems necessary or desirable for the administration of the Plan.

(c)	If the Board terminates or suspends the Plan, previously credited DSUs shall remain outstanding and in effect in accordance with the terms of the Plan. If DSUs remain outstanding after Plan termination or suspension, such DSUs shall not be entitled to Dividend Equivalents unless at the time of termination or suspension the Committee determines that the entitlement to Dividend Equivalents after termination or during suspension, as applicable, should be continued. Subject to the foregoing sentence, if the Board terminates or suspends the Plan, no new DSUs shall be credited to the Account(s) of a Participant.

5.3	Compliance with Laws

The administration of the Plan shall be subject to and made in conformity with all applicable laws and any applicable regulations of a duly constituted regulatory authority. Should the Committee, in its discretion, determine that it is not feasible or desirable to issue Payment Shares in respect of DSUs due to such laws or regulations, such obligation shall be satisfied by means of an equivalent cash payment (equivalence being determined on a before-tax basis). If the Committee determines that the listing, registration or qualification of the Shares subject to the Plan upon any securities exchange or under any provincial, state, federal or other applicable law, or the consent or approval of any governmental body or stock exchange is necessary or desirable, as a condition of, or in connection with, the crediting of DSUs or the issue of Payment Shares hereunder, the Corporation shall be under no obligation to credit DSUs or issue Payment Shares hereunder unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.4	Reorganization of the Corporation

The existence of any DSUs shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or to create or issue any bonds, debentures, shares or other securities of the Corporation or to amend or modify the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Corporation, or any amalgamation, combination, merger or consolidation involving the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

5.5	Assignment

Rights and obligations under the Plan may be assigned by the Corporation to a successor in the business of the Corporation, any company resulting from any amalgamation, reorganization, combination, merger or arrangement of the Corporation, or any company acquiring all or substantially all of the assets or business of the Corporation.

5.6	Participation is Voluntary; No Additional Rights

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or service nor a commitment on the part of the Corporation to ensure the continued employment or service of such Participant. Nothing in the Plan shall be construed to provide the Participant with any rights whatsoever to participate or continue participation in the Plan or to compensation or damages in lieu of participation, whether upon termination of service as a Director, Officer or Employee or otherwise. The Corporation does not assume responsibility for the personal income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

5.7	No Shareholder Rights

Under no circumstances shall DSUs be considered Shares or other securities of the Corporation, nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares or other securities of the Corporation, nor shall any Participant be considered the owner of Shares by virtue of the grant of DSUs.

5.8	Unfunded and Unsecured Plan

Unless otherwise determined by the Board, the Plan shall be unfunded and the Corporation shall not secure its obligations under the Plan. To the extent any Participant or his or her estate holds any rights by virtue of a grant of DSUs under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

5.9	Market Fluctuations

No amount shall be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of Shares, nor shall any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation makes no representations or warranties to Participants with respect to the Plan or the Shares whatsoever. In seeking the benefits of participation in the Plan, a Participant agrees to accept all risks associated with a decline in the market price of Shares.

5.10	Participant Information

Each Participant shall provide the Corporation with all information (including personal information) required by the Corporation in order to administer the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to the Board and other third parties in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant’s behalf.

5.11	Indemnification

Each Director shall at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever, including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, otherwise than by the Corporation, for or in respect of any act done or omitted by the Director in respect of the Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

5.12	Governing Law

The Plan shall be governed by, and interpreted in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without regard to principles of conflict of laws.

APPROVED by the Board this ● day of ●, 2017.

Schedule A

PLAN PROVISIONS APPLICABLE TO U.S. TAXPAYERS

The provisions of this Schedule A apply to DSUs held by a U.S. Taxpayer to the extent such DSUs are subject to U.S. taxation. The following provisions apply, notwithstanding anything to the contrary in the Plan. All capitalized terms used in this Schedule A and not defined herein shall have the meaning attributed to them in the Plan.

“Section 409A” means Section 409A of the United States Internal Revenue Code and the regulations and authority promulgated thereunder.

“Separation Date” shall mean the date on which the Participant incurs a “separation from service” within the meaning of Section 409A.

“U.S. Taxpayer” shall mean any person who is a U.S. citizen, U.S. permanent resident, or other person who has been granted or is eligible to be granted a DSU under the Plan that is otherwise subject to U.S. taxation.

1.	Notwithstanding Section 3.3 of the Plan, each election by a U.S. Taxpayer not to participate in the Plan or to decline participation for a particular year must be irrevocably made not later than the end of the calendar year prior to the year for which the DSUs are granted. Notwithstanding the prior sentence, for U.S. Taxpayers who become Eligible Persons for the first time in any calendar year, an election pursuant to Section 3.3 may be made at any time within thirty (30) days after an initial grant of DSUs is made to such Eligible Person. Such election shall only be effective with respect to DSU grants made after the written notice described in Section 3.3 has been received by the Chief Financial Officer of the Corporation.

2.	Notwithstanding Section 4.6 of the Plan, the following procedure shall be used to determine a Distribution Date for DSUs that are subject to this Schedule A.

(a)	A Participant who is a U.S. Taxpayer shall have the right to elect, at his or her option, to receive Payment Shares (or, where applicable, a Cash Payment) in respect of the DSUs credited to his or her Account(s) on any date (the “Distribution Date”) within the period commencing on his or her Separation Date, and ending on December 1, of the first calendar year following the year in which the Separation Date occurs. Such election shall be made by written notice delivered to the Chief Financial Officer of the Corporation within thirty (30) days of the grant of DSUs under Section 4.1 of the Plan. If no election is made, the Distribution Date shall be the first business day following January 1 of the calendar year that follows the year in which the Separation Date occurs, subject to clause (b) below.

(b)	Notwithstanding the foregoing, if any U.S. Taxpayer is determined to be a “specified employee” (as determined under Section 409A, in accordance with the Corporation’s policies) at the Separation Date, then the Distribution Date shall not be earlier than the date that is six (6) months following his or her Separation Date.

3.	Notwithstanding any election by the Participant or the legal representative of the Participant’s estate of a Distribution Date, upon the death of a Participant prior to the issuance of Payment Shares (or, where applicable, the payment of a Cash Payment) in respect of the DSUs in his or her Account(s), a cash payment shall be made to the estate of such Participant on the first business day that occurs following ninety (90) days after the Participant’s date of death. No election of an alternative payment date by the estate or beneficiary shall be permitted.

4.	Miscellaneous.

Notwithstanding anything to the contrary in the Plan, no consent to an amendment, suspension or termination that adversely affects the DSUs previously granted to a U.S. Taxpayer under Section 409A shall be required if such amendments are considered by the Committee, on the advice of counsel, to be necessary or desirable in order to avoid adverse U.S. tax consequences to the U.S. Taxpayer.

No provision of the Plan or amendment to the Plan may permit the acceleration of payments under the Plan to U.S. Taxpayers contrary to the provisions of Section 409A.

In the event of a termination of the Plan, no payments to U.S. Taxpayers shall be made, except on the schedule permitted by Section 409A.

All provisions of the Plan shall continue to apply to the U.S. Taxpayer to the extent they have not been specifically modified by this Schedule A. In regard to a U.S. Taxpayer, the Committee shall interpret all Plan provisions in a manner that does not cause a violation of Section 409A.

5.	Restrictions on Deferred Share Units of Certain Dual Taxpayers.

This Section 5 shall only apply in respect of DSUs of a U.S. Taxpayer if, at the time a payment in respect of the DSUs is required to be made under the Plan, the U.S. Taxpayer would be liable to tax in respect of such payment, if made as otherwise provided, under the Income Tax Act (Canada) (in this Section 5 referred to as the “Canadian Tax Rules”).

If a payment in respect of DSUs of a U.S. Taxpayer is otherwise required to be made at any time, but for this Section 5 and such payment would, if made, comply with Section 409A but would violate the Canadian Tax Rules, then, notwithstanding any other provision of the Plan and this Schedule A, unless the Committee determines that payment in respect of the DSUs can be made in some other manner and at such other time in compliance with Section 409A without violating the Canadian Tax Rules, such payment shall be made to a trustee to be held in trust for the benefit of the U.S. Taxpayer in a manner that causes the payment to be included in the U.S. Taxpayer’s income under the Code and does not violate the Canadian Tax Rules, and amounts shall thereafter be paid out of the trust for the benefit of the U.S. Taxpayer at such time and in such manner as complies with the requirements of the Canadian Tax Rules.

Schedule B

FORM OF DSU AGREEMENT

DEFERRED SHARE UNIT AGREEMENT

This agreement is entered into this _____ day of ______________, 20___, between International Tower Hill Mines Ltd. (the “Corporation”) and __________________________ (the “Participant”) pursuant to the 2017 Deferred Share Unit Plan (the “Plan”) adopted by the Corporation on ●, 2017, as amended from time to time.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Participant agree as follows:

1.	All capitalized terms used in this agreement and not defined herein shall have the meaning attributed to them in the Plan.

2.	The Corporation hereby grants to the Participant ___________________ deferred share units (the “DSUs”) of the Corporation. The Fair Market Value of a Share as of the date hereof is $__________.

3.	The granting of the DSUs (and the issue of Payment Shares [and/or payment of a Cash Payment] in respect thereof) are subject to the terms and conditions of the Plan, all of which are incorporated into and form an integral part of this agreement.

4.	[Without limiting the generality of Section 3 hereof, the Participant shall be entitled to elect to receive a Cash Payment in lieu of Payment Shares in respect of the DSUs in accordance with the terms of the Plan. For greater certainty, the DSUs granted hereby are Cash Option DSUs.] [or] [The DSUs granted hereby are not Cash Option DSUs.]

5.	Pursuant to and in accordance with Section 4.11(b) of the Plan, the Participant irrevocably appoints the Corporation to be his or her attorney for the purpose of effecting the sale of Payment Shares to satisfy any Applicable Withholding Amounts should the Corporation elect to do so.

6.	The Participant confirms and acknowledges that he or she has not been induced to enter into this agreement by expectation of employment or continued employment with the Corporation.

INTERNATIONAL TOWER HILL MINES LTD.

By:
Name:
Title:

WITNESSED BY:

Witness signature	Participant
Name:
Address:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

INTERNATIONAL TOWER HILL MINES LTD.

Computershare

8th Floor, 100 University Avenue

Toronto, Ontario M5J 2Y1

www.computershare.com

Security Class Holder

Account Number

Form of Proxy - Annual General Meeting to be held on Wednesday, May 24, 2017

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, where no choice is, or both choices are, specified by a holder with respect to a resolution set out in this proxy, the proxyholder is directed to vote the securities represented by this proxy as recommended by Management.

6.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

7.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 4:30 PM (Pacific Daylight Time) on Friday, May 19, 2017.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

42

Appointment of Proxyholder

I/We being holder(s) of International Tower Hill Mines Ltd. hereby appoint: Stephen Lang, the Chair of the Board, or failing him, Karl Hanneman, the Chief Executive Officer,	OR	Print the name of the person you are appointing if this person is someone other than Stephen Lang or Karl Hanneman.

as my/our proxyholder, with full power of substitution, and to attend, act and vote for and on behalf of the holder in accordance with the following directions (or if no choice has, or both choices have, been specified, as recommended by Management) and all other matters that may properly come before the Annual General Meeting of shareholders of International Tower Hill Mines Ltd. to be held in the Main Boardroom, Suite 2400, 745 Thurlow Street, Vancouver, British Columbia, Canada, on Wednesday, May 24, 2017 at 9:00 AM (Pacific Daylight Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against

1 Fixing Number of Directors	☐	☐

To fix the number of Directors at eight.

2	Election of Directors:	For	Withhold		For	Withhold

	01 – Anton Drescher	☐	☐	02 - John Ellis	☐	☐

	03 – Victor Flores	☐	☐	04 - Mark Hamilton	☐	☐

	05 – Thomas Irwin	☐	☐	06 - Marcelo Kim	☐	☐

	07 – Stephen Lang	☐	☐	08 - Thomas Weng	☐	☐

	For	Withhold

3   Appointment of Auditors

Appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as Auditors of the Company for the fiscal year ending December 31, 2017 and authorizing the Directors to fix their remuneration.

	☐	☐	☐
	For	Against	Abstain

4. Advisory Vote on Compensation of NEO’s To approve the compensation paid to the Company’s NEO’s on an advisory non-binding basis.	☐	☐	☐

5. Approval of Issuance of Common Shares to Thomas Irwin	☐	☐	☐

6. Approval of 2017 Deferred Share Unit Incentive Plan	☐	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.